                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only [as permitted by Rule 14z-6(e)(2)]
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                       APPLIED CELLULAR TECHNOLOGY, INC.
                (name of Registrant as Specified In Its Charter)

                                       --
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a6(i)(1), 14a6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant Exchange Act Rule
14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4)  Proposed maximum aggregate value of transaction:
      5)  Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

                 THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF
           APPLIED CELLULAR TECHNOLOGY, INC. (the "Company")

Richard J. Sullivan is hereby authorized to represent and to vote the shares of the undersigned in the Company at an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders to be held on August 2, 1996 and at any adjournment as if the undersigned were present and voting at the meeting.
NOTE:  Cumulative voting for directors is not allowed.

      1.    Election of Directors
            FOR all nominees (except as written on the line below)    [   ]
            WITHHOLD AUTHORITY TO VOTE
                for all nominees listed below                         [   ]

            NOMINEES:   Richard J. Sullivan, Garrett A. Sullivan, Daniel E.
            Penni, Angela M. Sullivan

            (INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominee's name on the line below.)

            ----------------------------------------------------------------

      2. Proposal to authorize increase in Common Shares to 20,000,000 Common Shares.
            FOR [  ] AGAINST [  ] ABSTAIN [  ]

      3. Proposal to amend Article Four of the Articles of Incorporation to eliminate preemptive rights.
            FOR [  ] AGAINST [  ] ABSTAIN [  ]

      4. Proposal to authorize increase in Preferred Shares to 1,000,000 Preferred Shares and amend the terms of Preferred Shares such that the Preferred Stock authorized may be issued from time to time in series. The Board of Directors of the Company shall be authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The Board of Directors shall also be authorized to allow for conversion of the Preferred Stock to Common Stock under terms and conditions as determined by the Board of Directors.
            FOR [  ] AGAINST [  ] ABSTAIN [   ]

      5.    Proposal to Approve 1996 Non-Statutory Stock Option Plan
            FOR [  ] AGAINST [   ] ABSTAIN [   ]

      6. In their discretion, on any other business that may properly come before the meeting.

The shares represented hereby will be voted. With respect to items 1 - 5 above, the shares will be voted in accordance with the specifications made and where no specifications are given, said proxies will vote for the proposals. This proxy may be exercised by a majority of those proxies or their substitutes who attend the meeting.

                                    Dated                 , 1996


                                    ----------------------------------------
                                    Signature


                                    ----------------------------------------
                                    Signature

Please sign, date and return in the enclosed envelope. Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, should give full title.

                              APPLIED CELLULAR
                              ----------------
                                    technology


July 11, 1996

To the Stockholders of
Applied Cellular Technology, Inc.

You are cordially invited to attend an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders of Applied Cellular Technology, Inc. (the "Company"), to be held at the Branson Grand Ramada; 245 N. Wildwood; Branson, Missouri 65616 on August 2, 1996, 11:00 A.M., Central Standard time, to consider and vote upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

In addition to the election of directors and the approval of independent certified public accountants for the fiscal year ended December 31, 1995, Shareholders will be asked to approve the Company's 1996 Non-Statutory Stock Option Plan. Approval of the Non-Statutory Stock Option Plan would be economically beneficial to the Company. The Company would be able to partially compensate eligible participants in a non-monetary manner with the 1996 Non-Statutory Stock Option Plan. The Company is proposing the approval of the increase in the authorized Common Shares, an increase in the authorized Preferred Shares and a revision to the terms of the Preferred Shares. These increases and the revision will be beneficial to the Company in its efforts to acquire entities within similar industries that have a history
of profitable operations.   The Company is also requesting approval of the
removal of Article Four of the Articles of Incorporation regarding preemptive rights.

Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decisions about how you wish to vote and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. Your vote is important, regardless of the number of shares you own.


                                    Sincerely,

                                    /s/ Richard J. Sullivan

                                    Richard J. Sullivan
                                    Chairman of the Board of Directors
                                    Chief Executive Officer

  P.O. Box 2067 * James River Professional Center * Suite 2 * Nixa, MO 65714
                   TEL 417.725.9888        FAX 417.725.5350

                    APPLIED CELLULAR TECHNOLOGY, INC.
                       --------------------------
                                NOTICE OF
                             ANNUAL MEETING
                             OF STOCKHOLDERS
                               To Be Held
                             August 2, 1996
                       --------------------------

To the Stockholders of
Applied Cellular Technology, Inc.

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Applied Cellular Technology, Inc. (the "Company") will be held on August 2, 1996 at 11:00 o'clock in the morning, local time at the Branson Grand Ramada located at 245 N. Wildwood; Branson, Missouri 65616 for the following purposes; all as more specifically set forth in the attached Proxy Statement.

      1. To consider and vote upon the re-election and election of the Officers and Directors of the Company.

      2. To consider and vote upon the proposal to authorize increase in Common Shares to 20,000,000 Common Shares.

      3. To consider and vote upon the proposal to authorize increase in Preferred Shares to 1,000,000 Preferred Shares and to amend the terms of the Preferred Shares.

      4. To consider and vote upon proposal to amend Article Four of the Articles of Incorporation to eliminate preemptive rights.

      5. To consider and vote upon the proposal to approve the 1996 Non-Statutory Stock Option Plan

      6. To transact such other business as may properly be brought before this meeting.

Only holders of record of Common Stock of the Corporation as of the close of business on July 8, 1996 are entitled to notice of or to vote at the meeting or any adjournment thereof. The stock transfer books of the Corporation will not be closed.

Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save the Company the expense of a reminder mailing. The giving of such Proxy will not affect your right to revoke such Proxy by appropriate written notice or to vote in person should you later decide to attend the meeting.

                                  By order of the Board of Directors

                                  /s/ Richard J. Sullivan

                                  Richard J. Sullivan
July 11, 1996                     Chairman of the Board of Directors
                                  Chief Executive Officer

                             PROXY STATEMENT

                     APPLIED CELLULAR TECHNOLOGY, INC.

                       --------------------------
                     ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held August 2, 1996
                       --------------------------

                              INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), to be voted at an Annual Meeting of Stockholders of the Company to be held on August 2, 1996 at 11:00 P.M., Central Standard time, at the Branson Grand Ramada, 245 N. Wildwood, Branson, Missouri 65616 and at any adjournment thereof (the "Meeting"). The Proxy may be revoked by appropriate written notice at any time before it is exercised. See, "Voting and Solicitation of Proxies".

This Proxy Statement and the accompanying Notice and Form of Proxy are being mailed on or about July 11, 1996 to record holders of the Company's Common Stock as of July 8, 1996 (the "Record Date").

As of Record Date, 2,439,920 shares of Common Stock of the Corporation were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting.

The Company was originally incorporated in 1988 under the name of Axcom Computer Consultants ("Axcom") and operated as a custom programming and systems house. In May, 1993, the Company was acquired by Great Bay Technology, Inc. for the purpose of focusing the Company on marketing and sales of emerging cellular data technology hardware and proprietary software focused on the vertical markets of wholesale distribution, manufacturing and health care. The name was subsequently changed to Axcom Information Technology, Inc. on May 27, 1993 and then changed again in April, 1994 to Applied Cellular Technology, Inc.

In November, 1994, the Company formed a subsidiary, Kedwell International,
Inc. by issuing 180,000 shares of its $.001 par value common stock.   The
subsidiary purchased software in exchange for its 180,000 shares of the Company's common stock valued at $5.00 per share and for the issuance of
120,000 Class E Warrants of the Company.   In August 1995, the Class E
Warrants were redeemed for 120,000 common shares of the Company.

During 1994, the Company acquired 570,712 shares of Cadkey, Inc., a software technology company, in exchange for 456,570 shares of its common stock, resulting in a 29% investment in this corporation.

Pursuant to the original Articles of Incorporation, the Company has the authority to issue an aggregate of Ten Million (10,000,000) common shares,
par value $1.00 per common share.   In April, 1994, an amendment to the
Articles of Incorporation changed the par value to $.001 per common share. The Company also has the authority to issue 20,000 shares of redeemable Preferred Stock, par value $10.00.

The Company's executive offices are located at James River Professional Center, P.O. Box 2067, Highway 160 & CC, Suite 3, Nixa, Missouri 65714 - Telephone number (417) 725-9888.

The Company is a software development and services company which integrates the technologies of Client-Server Computing; Object Oriented Programming; Automated Data Collection Systems utilizing spread spectrum cellular communications and auto-identification technologies; inter-processor and inter-process communications using LU6.2, TCP/IP, RJE and proprietary asynchronous and synchronous protocols and Micro-Cellular Radio Frequency Data Networks. However, to date, revenues have been derived primarily from the sales and distribution of third party hardware and software.

                  ELECTION OF BOARD OF DIRECTORS

Pursuant to the Bylaws, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

      The principal executive officers and directors of the Company are as follows:

Name                                         Position                      Term(s) of Office
- -----------------------------------------------------------------------------------------------
Richard J. Sullivan, age 56.             Chairman of the                   Since May 20, 1993
                                        Board of Directors                     to present

Garrett A. Sullivan, age 60                  Director
                                       President, Secretary                  March 31, 1995
                                  Acting Chief Financial Officer               to present

Daniel E. Penni, age 48                      Director                        March 20, 1996
                                                                               to present

The following individuals are seeking re-election or initial election to the Board of Directors:

Richard J. Sullivan, Chairman.   Mr. Sullivan is currently Chairman of Great
Bay Technology, Inc., the parent company of ACT. From August 1989 to December 1992, Mr. Sullivan was chairman of the Board of Directors of Consolidated Convenience Systems, Inc. in Springfield, Missouri. He has been the managing General Partner of The Bay Group, a successful merger and acquisition firm in New Hampshire since February, 1985. Mr. Sullivan was formerly Chairman and Chief Executive Officer of Manufacturing Resources, Inc., an MRP II software company in Boston, MA, and was Chairman and CEO of Encode Technology, a Computer-Aided Manufacturing Company, in Nashua, New
Hampshire from February, 1984 to August, 1986.   Mr. Sullivan is married to
Angela Sullivan.

Garrett A. Sullivan.    Mr. Sullivan is currently President, Secretary,
Acting Chief Financial Officer and a Director of the Company.   He was an
Executive Vice President of Envirobusiness, Inc., an environmental consulting firm from 1993-1994. He was previously a partner of The Bay Group, a merger and acquisition firm in New Hampshire from 1988 to 1993. Mr. Sullivan was President of Granada Hospital Group, Burlington, MA., the world's largest hospital television systems supplier from 1981-1988. Mr. Sullivan received a Bachelor of Arts degree from Boston University in 1960 and he obtained an MBA from Harvard University in 1962.

Daniel E. Penni.    Mr. Penni has been involved in the financing of several
start up companies in the past five years on a financial consultant basis. Mr. Penni has been involved in the insurance business in many sales and
administrative roles since 1969.   He was President of The Boston Insurance
Center, Inc., an insurance company until 1988.   Mr. Penni was founder and
President of BIC Equities, Inc., a broker/dealer registered with the NASD. This firm was involved in the sale of mutual funds and tax advantaged
investments from 1978 to 1988.   Mr. Penni graduated with a Bachelor of
Science degree in 1969 from the School of Management at Boston College.

Angela M. Sullivan.    From 1988 to present, Ms. Sullivan has been a partner
in The Bay Group, a private merger and acquisition firm, President of Great Bay Technology, Inc., an affiliate of the Company and President of Economy
Car Care Centers, Inc.    Ms. Sullivan received a Bachelor of Science degree
in Business Administration in 1980 from Salem State College.   Ms. Sullivan
is married to Mr. Richard J. Sullivan.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval
of the above Directors.     The Board of Directors unanimously recommends a
vote FOR the re-election of Richard J. Sullivan, Garrett Sullivan and the election of Daniel E. Penni and Angela Sullivan to the Board of Directors of
the Company.   Proxies solicited by management will be so voted unless
stockholders specify otherwise.


           INCREASE IN AUTHORIZED NUMBER OF COMMON SHARES

The Company's articles of incorporation authorize it to issue up to 10,000,000 Common Shares, par value $.001 per Common Share. There are currently outstanding 2,439,920 Common Shares. Currently 950,000 Common Shares are reserved for issuance pursuant to outstanding Class B, Class F and Class I Warrants.

Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and do carry preemptive rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

The Company proposes to increase the authorized number of Common Shares to 20,000,000. This increase will be beneficial to the Company in its efforts to acquire entities within similar industries that have a history of profitable operations through the issuance of Common Shares of the Company as consideration.

The Company is registering 1,000,000 Common Shares pursuant to a pending
registration statement, File No. 33-93962.   The sale of these Common Shares
could have a negative effect on the market value of outstanding securities held by existing shareholders. The completion of the proposed public offering is not dependent upon shareholder approval of the proposed amendments to increase the number of authorized Common and Preferred Shares.
Additionally, the Company has acquired companies through the issuance of common stock of the Company at the then current market value (discounted at 50%) which is higher than the offering price herein and the current market
value.   These common shares have registration rights and subsequent sale upon registration could have a negative impact on the market price of the Company's common stock.

Pursuant to the agreement to acquire 80% of the outstanding shares of Burling, the Company shall issue $57,600 in common shares of the Company in
addition to the issuance of Preferred Shares.   For a further information of
the acquisition, see discussion on the increase in the authorized number of
Preferred Shares.   Other than this issuance, there are not currently any
other plans, arrangements, negotiations, or understandings to issue Common Shares with respect to any other acquisitions.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the increase in the number of authorized Common Shares. The Board of Directors unanimously approved the proposal and recommends a vote FOR the proposal to effectuate the increase in the number of authorized Common Shares to Twenty Million (20,000,000). Proxies solicited by management will be so voted unless stockholders specify otherwise.


                  ELIMINATION OF PREEMPTIVE RIGHTS

Article Four of the Articles of Incorporation provides that there are no limitation or denials of the preemptive rights of a shareholder to acquire
additional shares.   The preemptive right is the preferential right of
existing shareholders to subscribe to or purchase new stock in proportion to
the number of shares held by them.   Missouri law allows for the limitation
of preemptive rights.

The Board of Directors believe that the preemptive rights of common
stockholders are not needed for stockholder protection.   Preemptive rights
are useful principally to allow stockholders in small, closely held companies to maintain their proportionate ownership interest. The Company's common stock is traded on NASDAQ and any stockholder desiring to maintain a continuing proportionate interest in the Company's stock may do so through
market purchases.   An advantage of maintaining a continuing proportionate
interest through market purchases is that any stockholder may buy the securities at any time depending on the stockholder's availability of funds
and the current market price.   The stockholder must purchase any securities
to be available pursuant to preemptive rights during the offering period. Additionally, the price of the securities which may be available pursuant to preemptive rights shall be set or restricted due to the terms of the offering and the timing of the effective date.

The Company currently has approximately 1,800 stockholders and prior to the application of preemptive rights, the Company shall have to determine the number of shares necessary to allow the current shareholders to maintain a
continuing proportionate interest in the Company's stock.   The Company is
currently in an acquisition mode and intends to pursue future acquisitions. Due to the number of stockholders and the potential frequency of the Company's acquisitions, the application of preemptive rights would require the approval of the issuance of securities pursuant to a registration
statement each time.   The registration process can be a lengthy and
expensive one.

Moreover, the Board believes that the Company's ability to obtain funds promptly and effectively upon the most favorable terms might be impaired if the Company were first required to offer securities to the stockholders. The absence of preemptive rights does not preclude shares being offered to stockholders in the future on a pro rata basis whenever desirable.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the elimination of preemptive rights. Due to the above discussion and the complexity and expense of the application of the preemptive rights for a public company, the Board of Directors unanimously approved the proposal and recommend a vote FOR the proposal to amend the Articles of Incorporation and eliminate any preemptive rights.

           INCREASE IN AUTHORIZED NUMBER OF PREFERRED SHARES

The Company's Articles of Incorporation authorize the issuance of 20,000
Preferred Shares, par value $10.00.   There are currently no Preferred Shares
outstanding and none have been reserved for issuance pursuant to outstanding
options, warrants, rights or convertible securities.   The Preferred Stock
shall earn a cumulative annual dividend of 6%, payable in arrears annually
within 30 days of the end of the fiscal year of the Corporation.   The
Preferred Stock shall be redeemable by the Corporation at any time but shall be required to be redeemed by the Corporation at such time as the Corporation has received a cumulative total of $500,000 in funding or capitalization through private placement, warrant exercise, public offering or any other such means excluding lines of credit or revenue from sales and excluding
funds received from the sale of the Preferred Stock.   The Preferred Stock
shall be redeemed at par value plus any interest accumulated to date and by the issuance to the Preferred Stockholders, of a total of 45,000 Common Stock
purchase warrants (C Warrant).   The C Warrants shall be issued pro-rata to
the shareholders of the Preferred Stock.

Due to the restrictive nature of the above terms, the Board of Directors
recommend that the terms of the Preferred Stock be amended as follows:   The
Company proposes that the number of authorized Preferred Shares be increased
to 1,000,000.   The Company believes that the availability of the Preferred
Stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate
needs which might arise.   Having such authorized shares available for
issuance will allow the Company to issue shares of the Preferred Stock
without the expense and delay of a special stockholders' meeting.   The
authorized shares of the Company, as well as the shares of Common Stock, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's stock may then be listed.

Although the Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer
or other takeover attempt.   For instance, such series of Preferred Stock
might impede a business combination by including class voting rights which would enable the holder to block such a transaction or facilitate a business combination by including voting rights which would provide a required
percentage vote of stockholders.   The Board will make any determination to
issue such shares based on its judgment as to the best interest of the
Company and its then existing stockholders.   The Board, in so acting, could
issue Preferred Stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority of the stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then market price of such stock. In this respect, certain companies have recently issued, to the holders of their common stock, preferred stock, rights or warrants to acquire preferred stock or common stock having terms designed to protect against the adverse consequences to stockholders of partial takeovers, front-end loaded two-step
takeovers and freezeouts and other abusive takeover tactics.   The authorized
and unissued Preferred Stock, as well as the authorized and unissued Common Stock, would be available for such purpose.

The Company may need to raise additional capital in the future and pursue acquisitions which may require the issuance of preferred shares as partial consideration.

In March, 1996, the Company purchased 80% of the shares of Burling Instruments, Inc. ("Burling") 16 River Road, Chatham, NJ 07928-0298 (telephone 201-635-9481) from the John L. Kemmerer, Jr. Trust. The acquisition is an exchange of 9,000 shares of convertible preferred shares of the Company at a value of $100 each plus $57,600 in common shares of the
Company for 80% of the outstanding shares of Burling.   The Preferred Shares
may be converted at the price of $5.75 per common share over two years at the
choice of the buyer.   The preferred shares will pay an annual dividend of
8%.   The
authorization of the Preferred Shares is being sought in this proxy statement. The transaction is described in its entirety in the Agreement and Plan of Reorganization between the Company and the John L. Kemmerer, Jr.
Trust dated March 7, 1996.   The common shares of Burling Instruments, Inc.
are being held in escrow until the completion of this Annual Meeting of the Shareholders of the Company. If shareholder approval regarding the increase in the authorized preferred Shares is not received, the Company may have to return the common shares of Burling unless alternative terms can be
negotiated.   These terms may include cash payments in lieu of the issuance
of Preferred Shares.   There can be no assurance that the Company would be
able to negotiate favorable terms or obtain amounts necessary for any cash payment.

Other than the acquisition of Burling Instruments, Inc., there are not currently any other plans, arrangements, negotiations, or understandings to issue Preferred Shares with respect to any future acquisitions.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the change of the terms and an increase in the number of authorized Preferred Shares. The Board of Directors unanimously approved the proposal and recommends a vote FOR the proposal to effectuate the amendment to change the terms of the Preferred Shares and to increase in the number of authorized preferred shares to One Million (1,000,000). Proxies solicited by management will be so voted unless stockholders specify otherwise.


                1996 NON-STATUTORY STOCK OPTION PLAN

The Company needs to continue to attract and retain persons of experience and ability and whose services are considered valuable. In addition the Company needs to continue to encourage the sense of proprietorship in such persons and to stimulate the active interest of such persons in the development and success of the Company. As a result, the Board of Directors has approved the 1996 Stock Option Plan and reserved for issuance 2,000,000 Common Shares
pursuant to the 1996 Stock Option Plan.   The source of Common Shares to be
reserved for issuance under the 1996 Non-Statutory Stock Option Plan shall be a portion of the currently authorized Common Shares. The Plan will terminate on March 15, 2006 and no option may be granted pursuant to the Plan thereafter.

Options are granted only to persons who are employees of the Company or a subsidiary corporation of the Company (including any subsidiary which may be organized or acquired subsequent to adoption of the Plan) who agree to remain in the employ of, and render services to, the Company or a subsidiary corporation of the Company for a period of at least one (1) year from the
date of the granting of the option.   The term "employees" shall include
officers, directors, executives and supervisory personnel, as well as other employees of the Company or a subsidiary corporation of the Company.

The purchase price under each option issued is determined by a Committee (of not less than three members, at least one of whom shall be a Director of the Company), at the time the option is granted, but in no event shall such purchase price be less than 85 percent of the fair market value of the
Company's Common Stock on the date of the grant.   All options issued under
the Plan shall be for such period as the Committee shall determine, but for not more than ten (10) years from the date of grant thereof.

New Plan Benefits.   The benefits or amounts that will be received by or
allocated to the executive officers, directors or employees cannot be
determined.    At the end of each fiscal year, the compensation committee
determines who shall receive the options.   The compensation committee, which
is composed of the Board of Directors, reviews all employees after the end of
each fiscal year.   Particular attention is paid to each employee's
contribution to the current and future success of the Company along with their salary level as compared to the market value of personnel with similar
skills.   The
compensation committee also looks at accomplishments which are above and beyond management's normal expectations for their position.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the 1996 Non-Statutory Stock Option Plan. The Board of Directors unanimously approved the proposed 1996 Non-Statutory Stock Option Plan and recommends a vote FOR the proposed 1996 Non-Statutory Stock Option Plan. Proxies solicited by management will be so voted unless stockholders specify otherwise.


             STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables list the Company's stockholders who, to the best of the Company's knowledge, own of record or, to the Company's knowledge, beneficially, more than 5% of the Company's outstanding Common Stock; the total number of shares of the Company's Common Stock beneficially owned by each Director; and the total number of shares of the Company's Common Stock beneficially owned by the Directors and elected officers of the Company, as a group.

There are currently 2,439,920 Common Shares outstanding and no Preferred Shares outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

                                            Shareholdings at
                                              Record Date
                                         ----------------------
                                                Amount
Name and Address of                        of Common Shares
Beneficial Owner                           Currently Owned                          Percent
- ---------------------------------------------------------------------------------------------
Great Bay Technology<F1>
   Group, Inc.
19 Nathaniel Drive
Amherst, NH 03030                              315,000                               9.67%

Garrett Sullivan
29 Concord Avenue
Cambridge, Massachusetts  02138                      0                                  0%

Daniel Penni
31 Arnold Road
Wellesley, MA 02181                             65,000                               2.79%

Rudolf Kunzli
Chateau Beauregard
F-39350
Pagney, France                                 656,570                              29.07%

All Directors & Officers
as a group (3)                                 380,000                              16.29%

<F1> Angela Sullivan, Stephanie Sullivan and Richard Sullivan are the control persons of Great Bay Technology Group, Inc.

There are currently 200,000 Class B Warrants, 300,000 Class F Warrants and
450,000 Class I Warrants outstanding.   The following tabulates holdings of
Warrants to be distributed and owned beneficially by all directors and officers of the Company individually and as a group.

                                            Class and Number                Percent of
  Name and Address                           of Warrants<F1>                  Class
- ---------------------------------------------------------------------------------------
Richard J. Sullivan                       Class B<F2> - 140,000               70.00%
                                          Class F<F2>  - 250,000              83.33%
                                          Class I<F3> - 300,000               66.67%

Garrett Sullivan                          Class B - 0                             0%
                                          Class F - 0                             0%
                                          Class I - 100,000                   22.22%

Daniel E. Penni                           Class B - 0                             0%
                                          Class F - 0                             0%

All Directors & Officers
as a group (3)                            Class B - 140,000                   70.00%
                                          Class F - 250,000                   83.33%
                                          Class I - 400,000                   88.89%

<F1>pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract,
arrangement, understanding, relationship or otherwise.   Unless otherwise
indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

<F2>Represents Class B and F Warrants owned by Great Bay Technology.  Angela
Sullivan, Stephanie Sullivan and Richard Sullivan are the control persons of Great Bay Technology Group, Inc.

                        EXECUTIVE COMPENSATION

Remuneration. The following table sets forth certain summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the Company's other executive officer as of the end of each of the last three years.

                                                SUMMARY COMPENSATION TABLE
                              Annual                                                                   Long Term Compensation
                              Compensation                                                 Awards             Payouts
- -----------------------------------------------------------------------------------------------------------------------------------
(a)                             (b)           (c)            (d)         (e)          (f)           (g)         (h)        (i)
                                                                        Other                                               All
           Name                                                         Annual     Restricted                   LTIP       Other
           and                                                          Compen-      Stock        Options/      Pay-      Compen-
        Principal                            Salary         Bonus       sation       Awards         SARs        Outs      sation
        Position                Year          ($)            ($)         ($)          ($)           ($)         ($)        ($)
Gary Gray
  President, Secretary          1993       $20,999,98         -           -            -             -           -          -
  Chief Financial  Officer      1994       $51,346.14         -           -            -             -           -          -
                                1995           N/A            -           -            -             -           -          -


                                    Page 10

Garrett Sullivan<F1>            1993           N/A            -           -            -             -           -          -
   President, Secretary         1994           N/A            -           -            -             -           -          -
    Acting Chief Financial
        Officer                 1995       $27,745.00         -           -            -             -           -          -

<F1>Mr. Sullivan also received $29,000 in non-employee compensation for consulting fees for a trial consultancy period from May through September, 1995 and $2,337 was paid by the Company for insurance . Mr. Sullivan was subsequently hired as President of the Company.

Compensation Pursuant to Plans.   The Company has no plan pursuant to which
cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals and group described in paragraph (a) of this Item. None of the directors of the Company received or became entitled to any amounts during fiscal 1995 pursuant to any plan.

Stock Option and Stock Appreciation Right Plans - See discussion under "1996 Non-Statutory Stock Option Plan" above.

Compensation of Directors.    Directors of the Company who are not employees
of the Company may receive a fee of $250 per meeting for their attendance at meetings of the Company's Board of Directors, and are entitled to reimbursement for reasonable travel expenses.

Termination of Employment and Change of Control Arrangement.   The Company
has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any individual named in paragraph (a) and
(b) of this Item, for the latest or the next preceding fiscal year, if such plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company, or from a change in control of the Company or a change in the individual's responsibilities following a change in control.


                         CERTAIN TRANSACTIONS

Changes in Control.   There are no arrangements, known to the Company,
including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Issuance of Warrants to Certain Shareholders and Officers.   In January 1996,
the Board of Directors authorized the issuance of 450,000 Class I warrants to
certain shareholders and officers.   The warrants will be exercisable for a
period of five years from the date of issuance at the exercise price of one Warrant plus $2.87 for each Common Share.

Related Party Transactions.   The Company originally loaned $14,230 to one
officer for personal reasons at the interest rate of 6% with current balance
of $12,982.  The loan does not have a payback term.   Due to the lack of a
specific payback term, it is management's opinion that the terms of the loan are believed to be less favorable, though not materially so, to the Company as those that would have been entered into with unrelated parties. Additionally, amounts totaling approximately $108,437 were loaned to Great Bay Technology, Inc. at the interest rate of 8% with a current balance of
$0.00.    The loan to Great Bay Technology, Inc. was offset by an invoice received from Great Bay Technology, Inc. on June 8, 1995 for $120,000 for investment banking services rendered by Great Bay Technology, Inc. for the
Company in 1995.    Management has adopted the policy that future loans to
any related parties shall be made at terms at least as favorable to the Company as those that would have been entered into with unrelated parties and will not be made if such loans will negatively affect the Company's cash flow and hamper continued operations.

For services rendered in connection with the three acquisitions which took place in the third quarter of 1995, the Company paid its affiliate company - Great Bay Technology Group, Inc. $50,000 for each acquisition for investment banking services and $76,500 for acquisition services rendered in the fourth quarter for acquisitions to occur in 1996. These acquisition services were investment banking services including negotiations of the terms of the purchase and sales, and employment agreements specifically relating to the acquisition of Quality Solutions which closed February 13, 1996 for Atlantic Systems, Inc.

Consulting Agreement.   The Company has entered into a consulting agreement
with Pratt, Wylce & Lords, Ltd. ("Pratt") in March 1993 to assist the Company
in its capitalization and the obtaining of additional financing.   These
services were rendered in connection with a public registration on Form S-1. As partial payment for consulting services, the Company issued 86,500 of its common shares to Pratt valued at $1.50 for an aggregate value of $129,750, 40,000 which were distributed to Pratt shareholders pursuant to its registration statement on Form S-1 declared effective in August, 1994. In addition, Pratt received cash compensation of $35,000.

Lockup Agreement.   Pursuant to an oral agreement on May 15, 1994 and a
written agreement on September 14, 1994, the shareholders who received warrants issued them pursuant to the "Joint Action by Unanimous Consent of the Board of Directors and Shareholders" date March 25, 1994 have agreed as follows:

In the event the shareholder exercises any warrants, the stock issued to the shareholder pursuant to the exercise shall be locked in and restricted from
trading for a period of two years.   A notice is to be placed on the face of
each stock certificate covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted until
twenty-four (24) months from the date of issuance.   The shareholder also
agrees not to sell or otherwise transfer their interest in the warrants except to an underwriter or other market makers in the stock once a market is
established.   The shareholder further agrees that the total value in cash, or other consideration, paid by the buyer to the seller shall not exceed $.001 per warrant.

Acquisition of Burling Instruments, Inc.   In March, 1996, the Company
purchased 80% of the shares of Burling Instruments, Inc. ("Burling") 16 River Road, Chatham, NJ 07928-0298 (telephone 201-635-9481) from the John L. Kemmerer, Jr. Trust. . The aggregate value of consideration paid by the Company is $962,400. The remaining 20% of the shares are held by Vernon Anderson, the current president, who remains in that position under a new employment agreement with the Company.

The acquisition is an exchange of 9,000 shares of convertible preferred shares of the Company at a value of $100 each plus $57,600 in common shares
of the Company for 80% of the outstanding shares of Burling.   The Preferred
Shares may be converted at the price of $5.75 per common share over two years
at the choice of the buyer.   The preferred shares will pay an annual
dividend of 8%.   The authorization of the Preferred Shares is being sought
in this proxy statement.   The transaction is described in its entirety in
the Agreement and Plan of Reorganization between the Company and the John L. Kemmerer, Jr. Trust dated March 7, 1996.

The Company entered into the transaction because (i) the operations of Burling fit with the Company's RF wireless technology which when combined with the Burling's current line, could greatly expand Burling's market potential; (ii) Burling can be expanded profitably by assembling products Burling is now importing as finished goods; and (iii) Burling has an excellent reputation that can be promoted and expanded in current markets of the Company.

The valuation of the transaction was based on projected earnings under the combined management of Burling and the Company. The Company has a policy of acquiring companies at 4 times projected earnings before interest and taxes (EBIT). After that determination is made, the number of shares to be issued by the Company is based on the current market price of the Common Shares at the time of closing
($4.75)  plus a $1.00 per share premium.   The Company did not obtain an opinion
from an independent financial analyst for valuation purposes due to the cost because the Company, as an operating entity depends on the expertise of the Chairman who has extensive experience in investment banking, with follow up review of the Board of Directors.

Based on current projections of Burling's income of $167,500 for the ten months ended December 31, 1996, the incremental shares issued to purchase Burling will earn approximately $1.00 per share in 1996. Therefore, the overall interest of current shareholders will be enhanced by the issuance of shares to Burling and the acquisition will result in no dilution to current shareholders.

Burling will be covered on the Company's books as an 80% owned subsidiary and the transaction will be treated as a tax-free exchange of stock.

The Agreement and Plan of Reorganization requires that 8% dividends to be paid by the Company to the Kemmerer Trust by the 66th day of the two calendar
years following the year of issuance.   Currently, the aggregate amount of
dividends in arrears that are payable by the Company to the Kemmerer Trust is
$0.00.   There are no other dividends payable or in arrears by the Company.

There are no federal or state regulatory requirements which must be complied with or whose approval must be obtained in connection with the transaction.

Business and Properties of Burling.   Burling was originally founded in 1935
as a proprietorship.   Burling was incorporated in New Jersey in 1985.
Since its inception, as Burling Instruments, Inc., there has never been a bankruptcy, receivership or similar proceeding, nor has there been a major consolidation or purchase or sale of any significant assets until the
proposed purchase of 80% of Burling's common stock by the Company.   Burling
is a manufacturer of Industrial Temperature Controls (Standard Industrial Classification 3823).

      Products.   Burling's principal products are Electromechanical
temperature controls, Electronic temperature controls and imported
Thermostats.   Burling's products are sold by independent sales
representatives throughout the United States and Europe.   These independent
sales representatives are serviced by Burling's inside sales desk in Chatham, New Jersey. Burling has a mature product line and has not publicly announced
any new products or services.   Burling has a less than one per cent market
share in the process control market.

      Raw Materials.   Burling buys its raw materials from domestic suppliers
of switches, tubing, castings, fasteners and sheet metal stampings.   Some of
its principal suppliers are Microswitch, Tube Sales, Fastbolt, Eastern Castings and Bloomfield Manufacturing. Burling has alternate sources available at similar costs for the raw materials.

      Customers; Seasonability; Backlog.   Burling has no dependence on one
or a few major customers.   Its largest customer represents less than 5% of
its total sales.  Burling's business is not seasonal in nature.   At December
31, 1994 and 1995, Burling had a backlog of unfilled orders for its products of approximately $200,000.

      Patents, Trademarks and Licenses.   Burling has no patents, trademarks,
licenses, etc. that are affecting the business and there is no required governmental approval of its principal products or services, nor is there any material effect on the business by government regulations.

      Research and Development.   Burling's research and development expenses
have amounted to approximately $1,000 in each of the last two years. Customers of Burling have not borne any of the research and development expenses of Burling.

      Competition. Burling will be competing with established companies and other entities (many of which may possess substantially greater resources
than Burling).   Almost all of the companies with which Burling competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than Burling now has, or will have in the foreseeable future. It is also likely that other competitors will emerge in the near future. There is no assurance that Burling's products will compete successfully with other
established and/or well regarded products.   Primary competition are
companies such as United Electric, Fenwal, Part Low, Barksdale, Love Controls, Athena, Robertshaw, Sensors and Switches and RANCO. Burling shall compete on the basis of quality and cost of its products. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein

      Environment.   Burling has spent under $500 per year to have hazardous
waste materials shipped to a licensed disposal site with appropriate paper work supporting compliance with existing Federal and New Jersey laws governing such removal.

      Employees.   Burling presently employs nineteen (19) people, fifteen
(15) of them full time.

      Legal Proceedings.   There are no existing legal proceedings involving
Burling.

      Properties.   Burling currently leases an 11,000 square foot, single
story building in good condition at 16 River Road, Chatham, New Jersey.   The
building is currently on a six (6) month extension of a five (5) year lease. Management of Burling believes that building has adequate insurance protection.

       Market for Burling's Common Equity and Related Stockholder Matters. Burling's common stock is privately held and there is no market for Burling's common stock. The approximate number of holders of record of Burling's $.001
par value common stock, as of December 31, 1995, was two.   Currently, as of
March 31, 1996, there are two holders of record.   Holders of Burling's
common stock are entitled to receive such dividends as may be declared by its
Board of Directors.   Since inception no dividends on the Company's common
stock have ever been paid, and the Company does not anticipate that dividends will be paid on its common stock in the foreseeable future.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Burling.
      Trends and Uncertainties. Burling has tried to limit the major variables of interest rates and operating expense. However, as Burling has little or no control as to the demand for its products and services, inflation and changing prices could have a material effect on the future profitability of Burling.

The gross profit as a percent of sales has remained fairly steady (40% for fiscal 1994, 44% for fiscal 1995 and 40% for fiscal 1996. However, net income (1% of gross sales in fiscal 1994, 3.0% of gross sales in fiscal 1995 and 1.% of gross sales in fiscal 1996) is usually subject to year end
adjustments and is therefore harder to project at this time.   There can be
no assurance that gross profit as a percent of sales will remain at current levels or that net income as a percentage of gross sales will not continue to decline.

      Capital Resources and Source of Liquidity.   Burling currently has no
material commitments for capital expenditures. Burling currently has a negative cash flow from investing activities and financing activities, however, Burling has positive cash flow from operating activities which is sufficient to cover Burling's working capital needs on a short-term basis.

For the year ended February 29, 1996, Burling made capital expenditures for equipment of $1,137. Net cash used in investing activities for the year ended February 29, 1996 was $1,137.

For the year ended February 28, 1995, Burling made capital expenditures for equipment of $10,000, and paid a security deposit of $321, resulting in cash used by investing activities of $10,321.

Burling made principal payments on its long-term debts of $20,595 for the year ended February 29, 1996. Burling received $20,000 on a temporary bank loan for the year ended February 29, 1996. As a result, net cash used by financing activities for the year ended February 29, 1996 was $595.

Burling made principal payments on its long-term debts of $100,000 for the year ended February 28, 1995. As a result, net cash used in financing activities for the year ended February 28, 1995 was $100,000.

On a long term basis, liquidity is dependent on increased revenues from
operations, additional infusions of capital and debt financing.   The Company
and Burling believes that additional capital and debt financing in the short term will allow Burling to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long
term.   The Company and Burling believes that Burling's increased revenue from operations will result in sufficient working capital and liquidity in the long term. However, there can be no assurance that Burling will be able to obtain additional equity or debt financing in the future, if at all.

      Plan of Operation.   The Company and Burling plan to increase Burling's
current revenues and net earnings by using the Company's current industry knowledge to expand Burling's sales in high-tech areas.

The current operations of Burling are estimated to generate approximately $1,700,000 in revenues in the fiscal year 1996 and are projected to generate
at least that same amount in fiscal year 1997.   No external matters in the
industry have occurred that have affected Burling in an adverse way. Burling has not experienced any labor difficulties or any other internal impediments.

The nature of Burling's business does not require any significant ongoing
capital expenditures, only increases in working capital.   If revenues were
not sufficient, to maintain working capital needs, management would pursue lines of credit.

For the year ended February 28, 1995, the Company had a positive cash flow from operations of $83,338, had a positive cash flow of $44,514 for the nine months ended November 30, 1995 and the preliminary estimate for 1996 indicates that the Company's performance should retain a positive cash flow and that its cash flow needs can be met through current operations. Management's assessment of future performance is limited to projections based on current conditions and does not include any uncertainties which may arise. Potential investors should not attribute undue certainty to management's
assessment.   Management does not intend to furnish updated projections.

Results of Operations:
Burling had sales of $1,313,400 and $1,309,900 for the ten months ended
November 30, 1995 and November 30, 1994 respectively.   The gross profit
decreased in dollars and percentages from $619,999 (40%) in 1994 to $573,400
(44%) in 1995.   This was due to an increase in the cost of goods sold from
$619,000 for the nine months ended November 30, 1994 to $740,000 for the nine months ended November 30, 1995 mainly due to the
purchase of $92,568 in thermostats included in raw materials.   Net income
decreased to $43,900 for the nine months ended November 30, 1995 from $71,500 for the nine months ended November 30, 1994.

Burling had sales of $1,725,449 and $1,669,392 for the fiscal years ended
February 28, 1995 and February 28, 1994 respectively.   The gross profit
increased in dollars and percentages from $660,300 (40%) in 1994 to $763,050 (44%) in 1995. This resulted from a reduction in cost of goods sold made possible by the purchase of an added lathe allowing for machining of parts by
Burling that had formerly been purchased from an outside source.   Prices had
also been increased in mid 1993 and thus there was the effect on a full year of sales. Net income increased to $53,052 in fiscal year 1995 from $9,426 in fiscal year 1994.

Burling is seeking to reduce its operating expenses while increasing its
customer base and operating revenues.   The major change in 1996 will be from
increased sales in the bulb and capillary thermostats which are currently
being imported from Germany under a Private Label agreement.   In the second
quarter of 1996, Burling intends to enter into an agreement with the German supplier, Jumo Process Control, Inc. which will enable Burling to assemble these products in Chatham, New Jersey by shipping Burling component parts. The agreement to potentially assemble those products in the United States is in the early stages of negotiations. This will enable Burling to produce the Thermostats more economically since German labor rates are significantly
higher than Burling rates for similar work.   These lower costs will permit
Burling to be more competitive in the market place and result in higher
sales.   Burling currently has a private label agreement with this supplier whereby Burling markets in the United States and Canada, a series of bulb and capillary thermostats which the German supplier manufactures in German.

Other than described above, no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions have occurred during the periods for which financial statements are presented between the John L. Kemmerer, Jr. Trust, Burling and the Company.

The high and low sale prices of the Common Shares of the Company as of the date preceding public announcement of the acquisition (January 9, 1996) were
5 1/8 and 6 7/8 respectively.   Representatives of Rubin, Brown & Gornstein,
principal accountants for the Company are expected to be present at the Annual Meeting of the Shareholders, will have the opportunity to make a statement if they desire to do so; and are expected to be available to respond to appropriate questions.

Similar information on the Company is hereby incorporated by reference to the Annual Report which accompanies this proxy statement.

Financial Statements of Burling:

                          BURLING INSTRUMENTS, INC.
                          -------------------------


                           FINANCIAL STATEMENTS
                           --------------------
       FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
       -----------------------------------------------------------

                                   AND
                                   ---

                             AUDITOR'S REPORT
                             ----------------

                         BURLING INSTRUMENTS, INC.
                         -------------------------

                                  INDEX
                                  -----

                            FEBRUARY 29, 1996
                            -----------------


Auditor's Opinion Letter
EXHIBIT A   - Balance Sheets at February 29, 1996 and February 28, 1995

EXHIBIT A-1 - Supporting Exhibit

EXHIBIT B   - Statements of Income and Expenses for the years ended February
                 29, 1996 and February 28, 1995

EXHIBIT C   - Statements of Cash Flows for the Years ended February 29, 1996 and February 28, 1995

Notes to Financial Statement

Auditor's Report on Supplementary Information
SCHEDULE 1  - Schedules of Selling Expenses for the years ended February 29,
                 1996 and February 28, 1995

SCHEDULE 2  - Schedules of Selling Expenses for the years ended February 29,
                 1996 and February 28, 1995

SCHEDULE 3  - Schedules of Administrative Expenses for the years ended
                 February 29, 1996 and February 28, 1995


                                 NOKE AND HEARD
                          Certified Public Accountants
                                469 Morris Avenue
                             Summit, N. J. 07901-1564


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



Board of Directors
Burling Instruments, Inc.
16 River Road, P.O. Box 298
Chatham, New Jersey

We have audited the accompanying balance sheets of Burling Instruments, Inc. as of February 29, 1996 and February 28, 1995, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burling Instruments, Inc. as of February 29, 1996 and February 28, 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Noke and Heard

May 5, 1996.

                                      BURLING INSTRUMENTS, INC.                        EXHIBIT A
                                      -------------------------                        ---------
                                     COMPARATIVE BALANCE SHEETS
                                     --------------------------
                                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                                ---------------------------------------

                                               ASSETS
                                               ------

                                                                            1996             1995
                                                                       ------------      ------------
Current assets
- --------------
  Cash                                                                   $   29,882        $   30,860
  Accounts receivable, net of allowance for
   doubtful accounts                                                        209,272           205,476
  Inventories (Note 1, 2)                                                   476,975           453,630
  Prepaid expenses                                                           20,117             4,688
  Prepaid corporate taxes                                                     4,823             2,205
                                                                       ------------      ------------

      Total current assets                                                  741,069           696,859

Plant, property and equipment
- -----------------------------
  Equipment, furniture and fixtures at cost -
   net of accumulated depreciation (Note 1, 3)                               26,084            60,644

Other assets
- ------------
  Security deposits                                                           2,224             2,224

Intangible assets - EXHIBIT A-1                                              18,929            22,180
- -----------------                                                      ------------      ------------
      Total assets                                                       $  788,306        $  781,907
                                                                       ============      ============

                                     LIABILITIES AND SHAREHOLDERS' EQUITY
                                     ------------------------------------
Current liabilities
- -------------------
  Current maturities of debt (Note 4)                                    $   99,405        $  100,000
  Accounts payable - trade                                                   38,126            35,688
  Corporate income tax payable                                                   -              3,929
  Accrued expenses - EXHIBIT A-1                                             64,449            66,895
  Deferred Federal income tax (Note 1, 6)                                     9,071            20,950
                                                                       ------------      ------------
      Total current liabilities                                             211,051           227,462
                                                                       ------------      ------------
  Long-term debt, (Note 4)                                                       -                 -

      Total liabilities                                                     211,051           227,462
                                                                       ------------      ------------

Shareholders' equity
- --------------------
  Common stock - at cost
   No par value 1,000 shares authorized
     issued and outstanding                                                   1,075             1,075
  Additional paid-in capital                                                373,925           373,925
  Accumulated earnings - EXHIBIT B                                          202,255           179,445
                                                                       ------------      ------------

      Total shareholders' equity                                            577,255           554,445
                                                                       ------------      ------------

        Total liabilities
          and shareholders' equity                                       $  788,306        $  781,907
                                                                       ============      ============

                 The accompanying notes are an integral part of this statement.

                                      BURLING INSTRUMENTS, INC.                        EXHIBIT A-1
                                      -------------------------                        -----------
                                          SUPPORTING EXHIBIT
                                          ------------------
                               FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                               ---------------------------------------

                                                                            1996             1995
                                                                         ----------        ---------
Intangible Assets
- -----------------

  Goodwill - net of accumulated amortization
   of $6,000 and $5,400 in 1996 and 1995                                 $   18,000        $  18,600

  Deferred loan costs-net of accumulated amortization
   of $13,363 and $10,721 in 1996 and 1995                                      929            3,580
                                                                         ----------        ---------

      Total - carried to EXHIBIT A                                       $   18,929        $  22,180
      -----                                                              ==========        =========



Accrued Expenses
- ----------------

  Commissions                                                            $   16,640        $  18,126
  Payroll and related taxes                                                  40,483           42,969
  Other accrued expenses                                                      7,326            5,800
                                                                         ----------        ---------

      Total - carried to EXHIBIT A                                       $   64,449        $  66,895
      -----                                                              ==========        =========




                 The accompanying notes are an integral part of this statement.

                                        BURLING INSTRUMENTS, INC.                      EXHIBIT B
                                        -------------------------                      ---------
                                    STATEMENTS OF INCOME AND EXPENSES
                                    ---------------------------------
                                     AND CHANGES IN RETAINED EARNINGS
                                     --------------------------------
                        FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                        -----------------------------------------------------------

                                                                  1995-96                       1994-95
                                                         -------------------------      -------------------------
                                                                             % OF                           % OF
                                                             AMOUNT          SALES          AMOUNT          SALES
                                                         ------------        -----      ------------        -----
Net sales                                                $  1,707,868        100        $  1,725,449        100

Cost of goods sold                                          1,021,120         60             962,399         56
                                                         ------------        ---        ------------        ---

         Gross profit                                         686,748         40             763,050         44
                                                         ------------        ---        ------------        ---

Operating expenses
- ------------------

  Selling                                                     301,174         17             287,742         17
  Administrative                                              352,520         21             369,149         21
                                                         ------------        ---        ------------        ---
      Total operating
        expenses                                              653,694         38             656,891         38
                                                         ------------        ---        ------------        ---

         Income from operations                                33,054          2             106,159          6

Other income (expenses)
- ----------------------

  Interest expense                                            (10,681)        (1)            (14,857)        (1)
  Miscellaneous                                                   511                            253
                                                         ------------        ---        ------------        ---

Net income before provision
- ---------------------------
  for taxes                                                    22,884          1              91,555          5
  ---------

  Provision for taxes (Note 6)                                    (74)         -             (38,503)         2
                                                         ------------        ---        ------------        ---

Net income for the year                                        22,810          1              53,052          3
- -----------------------                                                      ===                            ===

Accumulated earnings -
         Beginning of year                                    179,445                        126,393
                                                         ------------                   ------------

Accumulated earnings -
         End of year - carried
                   to EXHIBIT A                          $    202,255                   $    179,445
                                                         ============                   ============

                   The accompanying notes are an integral part of this statement.

                                        BURLING INSTRUMENTS, INC.                        EXHIBIT C
                                        -------------------------                        ---------
                                 COMPARATIVE STATEMENTS OF CASH FLOWS
                                 ------------------------------------
                                FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                                ---------------------------------------

                                      INCREASE (DECREASE) IN CASH
                                      ---------------------------


                                                                                  FEBRUARY 28,
                                                                         ----------------------------
                                                                          1995-96           1994-95
                                                                         ----------        ----------
Cash flows from operating activities
- ------------------------------------
  Net income - EXHIBIT B                                                 $   22,810        $   53,052
  Adjustments to reconcile net income to
    net cash provided by operating activities:

      Depreciation and amortization                                          38,948            39,478
      Bad debts                                                               1,200                -
      Change in accounts receivable                                          (4,996)          (23,365)
      Change in inventory                                                   (23,345)           22,927
      Change in prepaid items                                               (18,049)            7,845
      Change in corporate tax payable                                        (3,929)                -
      Change in accounts payable and accrued expenses                            (6)          (17,153)
      Change in deferred taxes payable                                      (11,879)              554
                                                                         ----------        ----------
        Net cash provided by operating activities                               754            83,338
                                                                         ----------        ----------

Cash flows from investing activities
- ------------------------------------

  Additional security deposit                                                    -               (321)
  Capital expenditures                                                       (1,137)          (10,000)
                                                                         ----------        ----------

        Net cash used by investing activities                                (1,137)          (10,321)
                                                                         ----------        ----------

Cash flows from financing activities
- ------------------------------------

  Principal payments on long-term debts                                     (20,595)         (100,000)
  Temporary bank loan                                                        20,000                -
                                                                         ----------        ----------

        Net cash used by financing activities                                  (595)         (100,000)
                                                                         ----------        ----------

Net increase (decrease) in cash and
- -----------------------------------
                cash equivalents                                               (978)          (26,983)
                ----------------

Cash balance - Beginning of year                                             30,860            57,843
- --------------------------------                                         ----------        ----------

Cash balance - End of Year                                               $   29,882        $   30,860
- --------------------------                                               ==========        ==========

Cash paid for interest                                                   $   10,463        $   15,404
Cash paid for income taxes                                               $   13,314        $   34,020

                    The accompanying notes are an integral part of this statement.

                              AUDITOR'S REPORT
                        ON SUPPLEMENTARY INFORMATION





Our examination of the basic financial statements was made primarily to form an opinion on such financial statements taken as a whole. The supplementary information contained in the following pages is presented for the purpose of additional analysis and, although not required for a fair presentation of financial position, results of operations, and cash flows, was subjected to the adult procedures applied in the examinations of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.




                                           NOKE AND HEARD

                                           BURLING INSTRUMENTS, INC.                               SCHEDULE 1
                                           -------------------------                               ----------

                                        SCHEDULES OF COST OF GOODS SOLD
                                        -------------------------------
                         FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                         -----------------------------------------------------------


                                                               1995-96                               1994-95
                                                       -----------------------               -----------------------
                                                                        % OF                                  % OF
                                                         AMOUNT         SALES                  AMOUNT         SALES
                                                       ----------       -----                ----------       -----
Inventories - beginning of year                        $  453,630         27                 $  476,557         28

Purchases - net                                           434,848         25                    339,566         20
Direct labor                                              355,429         21                    348,209         20
                                                       ----------       ----                 ----------       ----

          Subtotal                                      1,243,907         73                  1,164,332         68

Less: Inventory - end of year                             476,975         28                    453,630         26
                                                       ----------       ----                 ----------       ----
                                                          766,932         45                    710,702         42


Depreciation                                               34,383          2                     34,388          2
Factory materials and supplies                             14,110          1                     15,063          1
Cleaning service                                            5,140          0                      4,130          0
Insurance - general                                        12,505          1                     13,590          1
Insurance - group                                          45,218          3                     46,809          3
Payroll taxes                                              33,980          2                     32,330          2
Real estate taxes                                          16,106          1                     15,411          1
Rent                                                       57,239          3                     54,800          3
Repairs and maintenance                                     7,614          0                      9,342          0
Shipping supplies                                          11,421          1                      8,535          0
Utilities                                                  16,472          1                     17,299          1
                                                       ----------       ----                 ----------       ----



Cost of goods sold                                     $1,021,120         60                 $  962,399         56
- ------------------                                     ==========       ====                 ==========       ====

                                           BURLING INSTRUMENTS, INC.                               SCHEDULE 2
                                           -------------------------                               ----------

                                         SCHEDULE OF SELLING EXPENSES
                                         ----------------------------
                         FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                         -----------------------------------------------------------


                                                               1995-96                               1994-95
                                                       -----------------------               -----------------------
                                                                        % OF                                  % OF
                                                         AMOUNT         SALES                  AMOUNT         SALES
                                                       ----------       -----                ----------       -----
Advertising                                            $   23,369         1                  $   19,491         1

Automobile expense                                          5,402         0                       5,495         0

Commissions                                                97,978         6                      97,004         6

Freight out                                                32,082         2                      30,698         2

Insurance                                                   6,316         1                       9,475         1

Payroll taxes                                               9,480         1                       9,401         1

Printing and sales samples                                  6,283         0                       7,013         0

Salaries                                                   99,060         6                      95,828         6

Travel and entertainment                                   21,204         1                      13,337         1
                                                       ----------       -----                ----------       -----

                   Total                               $  301,174        18                  $  287,742        18
                   -----                               ==========       =====                ==========       =====


                                           BURLING INSTRUMENTS, INC.                               SCHEDULE 3
                                           -------------------------                               ----------

                                     SCHEDULES OF ADMINISTRATIVE EXPENSES
                                     ------------------------------------
                           FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                           -----------------------------------------------------------


                                                               1995-96                               1994-95
                                                       -----------------------               -----------------------
                                                                        % OF                                  % OF
                                                         AMOUNT         SALES                  AMOUNT         SALES
                                                       ----------       -----                ----------       -----
Salaries and wages
  Executive                                            $  156,982          9                 $  158,607          9
  Other                                                    58,217          4                     58,411          4
                                                       ----------       ----                 ----------       ----
                                                          215,199         13                    217,018         13

Agency approval                                             7,168          1                     12,721          1
Amortization                                                3,251          0                      3,251          0
Automobile                                                 10,765          1                     11,563          1
Bad debts                                                   1,200          0                      1,200          0
Charitable contributions                                      135          0                         94          0
Cleaning service                                            1,705          0                      1,340          0
Computer service                                            2,205          0                      2,717          0
Depreciation                                                1,314          0                      1,506          0
Director's fees                                             2,722          0                      2,951          0
Dues and subscriptions                                        954          0                      1,068          0
Employees' group insurance                                 16,073          1                     17,191          1
General insurance                                           5,277          1                      7,940          1
Miscellaneous                                               3,482          0                      4,084          0
Miscellaneous taxes                                           386          0                        632          0
Office supplies                                             6,319          1                      5,102          0
Payroll taxes                                              20,236          1                     20,038          1
Postage                                                     5,352          0                      5,027          0
Professional fees                                           7,331          0                      6,364          0
Real estate taxes                                           5,368          0                      4,791          0
Rent                                                       19,069          1                     20,401          1
Repairs and maintenance                                       928          0                      2,734          0
Research and development                                       75          0                        532          0
Service contracts                                           2,273          0                      1,882          0
Telephone                                                   8,257          1                     10,530          1
Temporary help                                                 -           0                        725          0
Utilities                                                   5,476          0                      5,747          1
                                                       ----------       ----                 ----------       ----


                         Total                         $  352,520         21                 $  369,149         21
                         -----                         ==========       ====                 ==========       ====

                        BURLING INSTRUMENTS, INC.
                        -------------------------

                    NOTES TO THE FINANCIAL STATEMENTS
                    ---------------------------------
                  FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                  ---------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Inventories
    -----------

    Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

    Depreciation
    ------------

    Depreciation is provided for on the straight-line method over their estimated useful lives. The estimated lives used in determining depreciation are:

                   Furniture and fixtures                     5 years
                   Machinery and equipment                   10 years

    Amortization
    ------------

    Intangible assets are amortized on the straight-line method over the following periods:

                   Goodwill                                 480 months
                   Covenant not to compete                   60 months
                   Deferred loan costs                      180 months
                   Organization costs                        60 months

    Income Taxes
    ------------

    The deferred income taxes in the accompanying financial statements reflect the timing differences in reporting results of operations for income tax and financial accounting purposes. Deferred taxes are classified as current or noncurrent depending on the classification of the assets and liabilities which they relate.

2.  INVENTORIES

    Inventories consists of the following:

                                                      1996                      1995
                                                   ----------                ----------
          Work-in process (assemblies)             $ 184,773                 $ 190,190
          Raw materials                              292,202                   263,440
                                                   ----------                ----------
                               Totals              $ 476,975                 $ 453,630
                                                   ==========                ==========

                        BURLING INSTRUMENTS, INC.
                        -------------------------

                    NOTES TO THE FINANCIAL STATEMENTS
                    ---------------------------------
                  FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                  ---------------------------------------


3.  EQUIPMENT, FURNITURE AND FIXTURES

    Equipment, furniture and fixtures consists of the following:

                                                      1996                      1995
                                                   ----------                ----------
          Building improvements                    $   4,988                 $   4,988
          Furniture and fixtures                     134,966                   133,828
          Machinery and equipment                    349,691                   349,691
                                                   ----------                ----------
                    Total                            489,645                   488,507
          Less: accumulated depreciation             463,561                   427,863
                                                   ----------                ----------
                    Net book value                 $  26,084                 $  60,644
                                                   ==========                ==========

4.  DEBT

    Debt consists of the following:

                                                      1996                      1995
                                                   ----------                ----------
          Note payable with yearly payments of
          $100,000 secured by accounts receivable,
          inventories and equipment, interest rate
          is variable, currently @9.75%            $  80,000                 $ 100,000

          Note payable due June 30, 1996 bearing
          an interest rate of 9.25%                   19,405                        -
                                                   ----------                ----------
          Less: current maturities                    99,405                   100,000
                                                   ----------                ----------
             Net long-term debt                    $   None                  $   None
                                                   ==========                ==========

The above notes were consolidated into a new $100,000 note March 1, 1996 bearing an interest rate at 1.5 percentage points in excess of the Prime Rate. Principal will be paid equally over 24 months.

                            BURLING INSTRUMENTS, INC.
                            -------------------------

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
                     ---------------------------------------


5.  COMMITMENTS

    The Company has a discretionary profit-sharing plan covering substantially all employees. The Company's contribution to the plan is determined annually by the Board of Directors. No contribution was made for the years ended February 29, 1996 or February 28, 1995.

    The Company conducts its operations in a leased facility. The Company exercised the option to extend the lease for an additional five year period expiring August 31, 1996.

    Rent expense for the years ended February 29, 1996 and February 28, 1995 was $76,308 and $75,308 respectively.

    The Company maintains 3 automobiles on lease. The lease commitments are as follows:

                                                      1996                      1995
                                                   ----------                ----------
                      1995-96                      $       -                 $   10,775
                      1996-97                          10,775                    10,775
                      1997-98                           8,824                     8,824
                      1998-99                           2,625                     2,625
                                                   ----------                ----------

                           Total                   $   22,224                $   32,999
                                                   ==========                ==========

6.  INCOME TAXES

    The components of income tax expense are:

                                                      1996                      1995
                                                   ----------                ----------
          Current portion                          $   11,953                $   37,949
          Deferred taxes (Note 1)                     (11,879)                      554
                                                   ----------                ----------
           Total income tax expense                $       74                $   38,503
                                                   ==========                ==========

                   VOTING AND SOLICITATION OF PROXIES

Stockholders represented by properly executed proxies received by the Company prior to or at the Meeting and not duly revoked will be voted in accordance with the instructions thereon. If proxies will be voted in instructions are indicated thereon, such proxies will be voted in favor of Items 1 through 5 inclusive. Execution of a proxy will not prevent a stockholder from attending the Meeting and revoking his proxy by voting in person (although attendance at the Meeting will not in itself revoke a proxy). Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company's Secretary/Treasurer written notice bearing a later date than the proxy, by delivery of a later dated proxy, or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Proxy Services Corporation; 777 Jersey Avenue; Jersey City, NJ 07310.

The Company's Board of Directors does not know of any other matters which will be presented for consideration at the Meeting. However, if any other matters which will be presented for consideration at the Meeting. However, if any other matters are properly presented for action at the Meeting, it is the intention of the person(s) named in the accompanying Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

All costs relating to the solicitation of proxies made hereby will be borne by the Company. Proxies may be solicited by officers and directors of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names of those of their nominees for their reasonable expenses in forwarding soliciting material to their principals.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to sign and date the accompanying Form of Proxy and mail it in a timely fashion so that their vote can be recorded.


               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has approved a resolution retaining Rubin, Brown, Gornstein & Co. as the independent certified public accountants of the
Company for the fiscal year ending December 31, 1996.   This firm has acted
as such accountants for the Company and its predecessor companies for many years.

In additional to its principal service of examining the financial statement of the Company, Rubin, Brown, Gornstein & Co. provided certain non-audit services for the Company during the preceding fiscal year and such services
were approved management.   In approving the services, management determined
that the nature of the services and the estimated fees to be charged would have no adverse effect on the independence of the accountants.

Representatives of Rubin, Brown, Gornstein & Co. are expected to be present at the Annual Meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

                        ADDITIONAL INFORMATION

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompany this Proxy Statement.

                           OTHER MATTERS

The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                       SHAREHOLDER PROPOSALS

Proposals by Shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company no later than November 15, 1996.

===============================================================================

                             APPLIED CELLULAR
                             TECHNOLOGY, INC.
                            AND SUBSIDIARIES
                   CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1995

===============================================================================

CONTENTS
- -------------------------------------------------------------------------------
                                                               PAGE

INDEPENDENT AUDITORS' REPORT                                       1



FINANCIAL STATEMENTS

  Consolidated Balance Sheet                                       2

  Consolidated Statement Of Stockholders' Equity               3 - 4

  Consolidated Statement Of Operations                             5

  Consolidated Statement Of Cash Flows                             6

  Notes To Consolidated Financial Statements                  7 - 29

   Rubin, Brown, Gornstein & Co. LLP                 230 South Bemiston Avenue
   Certified Public Accountants                      St. Louis, Missouri 63105
                                                     314/727-8150
                                                     314/727-9195 FAX
RBG&CO.




                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Applied Cellular Technology, Inc. & Subsidiaries
Springfield, Missouri


We have audited the accompanying consolidated balance sheet of Applied Cellular Technology, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended
December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Cellular Technology, Inc. and subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                            /s/ Rubin, Brown, Gornstein & Co. LLP


March 8, 1996


      Member: Summit International Associates, Inc., with offices in principal U.S. and International Cities
         American Institute of Certified Public Accountants

              APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
             ----------------------------------------------------

                          CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1995

                                         ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                             $   125,469
   Accounts receivable                                                       522,548
   Unbilled receivables                                                      104,111
   Inventories                                                               504,859
   Prepaid expenses                                                           51,840
   Note receivable - officer                                                  12,982
   Note receivable - Cadkey, Inc.                                             87,057
                                                                         -----------
         TOTAL CURRENT ASSETS                                              1,408,866

EQUIPMENT AND LEASEHOLD IMPROVEMENTS                                         138,489

INVESTMENT IN CADKEY, INC. COMMON STOCK                                      565,413

NOTE RECEIVABLE - CADKEY, INC.                                               292,627

GOODWILL                                                                     906,626

PURCHASED COMPUTER SOFTWARE                                                  667,443

OTHER ASSETS                                                                 140,035
                                                                         -----------
                                                                         $ 4,119,499
                                                                         ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Note payable - line of credit                                         $    29,999
   Notes payable - officers                                                  280,095
   Capital lease obligations - current                                        23,360
   Accounts payable                                                          564,692
   Accrued expenses                                                          105,146
                                                                         -----------
         TOTAL CURRENT LIABILITIES                                         1,003,292
                                                                         -----------

LONG-TERM LIABILITIES
   Capital lease obligations                                                  19,251
                                                                         -----------
MINORITY INTEREST                                                             57,002
                                                                         -----------
STOCKHOLDERS' EQUITY
   Common stock:
      Authorized 10,000,000 shares of $.001 par value; issued and
         outstanding 2,267,749 shares                                          2,268
   Additional paid-in capital                                              3,358,072
   Retained earnings (deficit)                                              (320,386)
                                                                         -----------
        TOTAL STOCKHOLDERS' EQUITY                                         3,039,954
                                                                         -----------
                                                                         $ 4,119,499
                                                                         ===========


- ------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.        Page 2

              APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
             ----------------------------------------------------

                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                    FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                                      PAGE 1 OF 2


                                      PREFERRED STOCK         COMMON STOCK      ADDITIONAL  RETAINED        TOTAL
                                   ----------------------  -------------------   PAID-IN    EARNINGS     STOCKHOLDERS'
                                       SHARES    AMOUNT      SHARES   AMOUNT     CAPITAL    (DEFICIT)       EQUITY
                                   -----------------------------------------------------------------------------------
BALANCE - JANUARY 1, 1994                  --  $      --     487,802  $ 1,161  $        -- $   (5,306)    $   (4,145)

NET LOSS                                   --         --          --       --           --   (482,454)      (482,454)

ISSUANCE OF PREFERRED STOCK            20,000    200,000          --       --           --         --        200,000

REDUCTION OF PAR VALUE OF COMMON
  STOCK                                    --         --          --     (673)         673         --             --

ISSUANCE OF COMMON STOCK                   --         --     212,378      212      279,538         --        279,750

ISSUANCE OF COMMON STOCK - IN
  ACQUISITION OF 29% OF CADKEY, INC.
  (AS RESTATED)                            --         --     456,570      457      570,256         --        570,713

ISSUANCE OF COMMON STOCK - IN
  ACQUISITION OF PURCHASED SOFTWARE
  (AS RESTATED)                            --         --     180,000      180      224,820         --        225,000
- ----------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1994 -
  CARRIED FORWARD                      20,000  $ 200,000   1,336,750  $ 1,337  $ 1,075,287 $ (487,760)    $  788,864
- ----------------------------------------------------------------------------------------------------------------------




- ------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.        Page 3





              APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
             ----------------------------------------------------
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                  PAGE 2 OF 2

                                       PREFERRED STOCK         COMMON STOCK      ADDITIONAL  RETAINED        TOTAL
                                    ----------------------  -------------------   PAID-IN    EARNINGS     STOCKHOLDERS'
                                        SHARES    AMOUNT      SHARES   AMOUNT     CAPITAL    (DEFICIT)       EQUITY
                                    -----------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1994 -
  BROUGHT FORWARD                       20,000  $ 200,000   1,336,750  $ 1,337  $ 1,075,287 $ (487,760)   $   788,864

NET INCOME                                  --         --          --       --           --    167,374        167,374

REDEMPTION OF PREFERRED STOCK          (20,000)  (200,000)     11,765       12       52,596         --       (147,392)

ISSUANCE OF COMMON STOCK                    --         --     259,999      260      523,392         --        523,652

ISSUANCE OF RESTRICTED COMMON
  STOCK                                     --         --     200,000      200      499,800         --        500,000

ISSUANCE OF COMMON STOCK - IN
  ACQUISITION OF PURCHASED SOFTWARE         --         --     113,009      113      289,190         --        289,303

ISSUANCE OF COMMON STOCK - IN
  ACQUISITION OF 80% OF ATLANTIC
  SYSTEMS, INC.                             --         --     124,066      124      341,058         --        341,182

ISSUANCE OF COMMON STOCK - IN
  ACQUISITION OF 80% OF ELITE
  COMPUTER SERVICES, INC.                   --         --     102,160      102      456,553         --        456,655

50% OF PRINCIPAL PAYMENTS RECEIVED
  ON NOTE RECEIVABLE - CADKEY, INC.         --         --          --       --      120,316         --        120,316

CLASS "E" WARRANTS REDEEMED                 --         --     120,000      120         (120)        --             --
- ----------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1995                 --  $      --   2,267,749  $ 2,268  $ 3,358,072 $ (320,386)   $ 3,039,954
======================================================================================================================



- ------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.        Page 4

              APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
             ----------------------------------------------------


                     CONSOLIDATED STATEMENT OF OPERATIONS


                                                                     FOR THE YEARS
                                                                   ENDED DECEMBER 31,
                                                             ---------------------------
                                                                      1994        1995
                                                             ---------------------------
REVENUES
  Programming services                                           $ 184,335  $  442,874
  Hardware products                                                102,661   1,281,101
  Software licensing revenue                                        29,582     151,229
  Packaged software sales                                               --     417,600
  Other revenue                                                      6,191      43,195
- ----------------------------------------------------------------------------------------
      TOTAL REVENUES                                               322,769   2,335,999
- ----------------------------------------------------------------------------------------
DIRECT COSTS
  Costs of programming services                                    192,623     271,174
  Costs of hardware products                                        62,265     676,838
  Costs of software licensing revenue                                7,881      74,306
  Cost of packaged software sales                                       --     159,388
  Other costs                                                           --         331
  Royalty expense                                                    7,099       4,176
- ----------------------------------------------------------------------------------------
      TOTAL DIRECT COSTS                                           269,868   1,186,213
- ----------------------------------------------------------------------------------------
GROSS PROFIT                                                        52,901   1,149,786
- ----------------------------------------------------------------------------------------
OPERATING EXPENSES
  Marketing and sales                                               83,326     346,836
  Administrative                                                   421,864     634,376
  Research and development expense                                  27,856          --
- ----------------------------------------------------------------------------------------
      TOTAL OPERATING EXPENSES                                     533,046     981,212
- ----------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                           (480,145)    168,574

AMORTIZATION OF CADKEY, INC. GOODWILL                                   --     (11,986)

INTEREST INCOME                                                         --      74,899

INTEREST EXPENSE                                                    (2,309)    (15,150)
- ----------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAX AND MINORITY INTEREST                                (482,454)    216,337

PROVISION FOR INCOME TAX                                                --          --
- ----------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY INTEREST                            (482,454)    216,337

MINORITY INTEREST                                                       --     (48,963)
- ----------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                $(482,454) $  167,374
========================================================================================
NET INCOME (LOSS) PER COMMON SHARE                               $   (0.82) $      .09
========================================================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                        587,797   1,792,939
========================================================================================



- ------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.        Page 5

              APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
             ----------------------------------------------------

                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                  FOR THE YEARS
                                                                                ENDED DECEMBER 31,
                                                                       -----------------------------------
                                                                                  1994              1995
                                                                       -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                         $ (482,454)        $ 167,374
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
        Depreciation and amortization                                           10,912           144,676
        Minority interest portion of income                                         --            48,963
        Loss on sale of equipment                                                   --               519
        Registration costs - shares issued                                     129,750                --
        Imputed interest - notes payable - officers                                 --             6,614
        Change in assets and liabilities:
           (Increase) decrease in accounts receivable                           19,528          (232,980)
           Increase in unbilled receivables                                     (3,001)          (94,011)
           Increase in inventories                                                  --           (43,668)
           Increase in prepaid expenses                                        (13,780)          (14,411)
           Increase in deposits                                                     --            (4,898)
           Increase in accounts payable and accrued
              expenses                                                          54,062           149,262
- ----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           (284,983)          127,440
- ----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in notes receivable - officer                              2,832              (792)
  (Increase) decrease in note receivable - stockholder                         (90,058)          108,437
  Payments received on note receivable - Cadkey, Inc.                               --           240,632
  Increase in other assets                                                        (450)         (107,958)
  Insurance proceeds on equipment theft                                             --             1,650
  Payments for equipment and computer software                                 (14,923)          (40,199)
  Payments for costs of 80% business acquisitions
     (net of cash balances acquired)                                                --          (183,208)
  Payments for costs related to asset acquisitions                                  --          (119,355)
- ----------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                         (102,599)         (100,793)
- ----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net amounts borrowed (paid) on line of credit                                 37,175          (171,048)
  Payments on capital lease obligations                                           (886)          (15,318)
  Decrease in notes payable - officers                                              --           (86,849)
  Issuance (redemption) of preferred stock                                     200,000          (147,392)
  Issuance of common stock                                                     150,673           516,778
- ----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      386,962            96,171
- ----------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                                   (620)          122,818

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                    3,271             2,651
- ----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                    $     2,651         $ 125,469
==========================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid                                                            $     2,309         $  15,150
- ----------------------------------------------------------------------------------------------------------
  Noncash investing and financing activities (Note 17)
- ----------------------------------------------------------------------------------------------------------




- ------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.        Page 6

              APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
             ----------------------------------------------------
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 And 1995


1.     Summary Of Significant Accounting Policies

       Consolidation

       The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Tech Tools, Inc. and ACT Financial Corp. which were formed in November 1994 and April 1995, respectively, and its majority-owned subsidiaries, Atlantic Systems, Inc. and Elite Computer Services, Inc., in which an 80% interest was acquired by the Company in August and September 1995, respectively. All significant intercompany investments, transactions and account balances have been eliminated in consolidation.

       Use Of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       Cash And Cash Equivalents

       The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       Allowance For Doubtful Accounts

       The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. There is no allowance for uncollectible accounts reflected in the balance sheet as Company management is of the opinion that no allowance is necessary.

       Unbilled Receivables

       The Company records an unbilled receivable to account for salary expenses and certain other expenses that apply to customer projects not yet billed.

- ------------------------------------------------------------------------------
                                                                        Page 7

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       Inventories

       The Company's inventories consist mainly of new and used computers, computer parts and software. The inventory is valued at the lower of cost or market, determined by the FIFO (first-in, first-out) method. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items based upon the aging of the inventory listing and the inventory turns by product. The Company will provide an allowance for obsolete inventories if deemed necessary from the analysis.

       Equipment And Leasehold Improvements

       Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed using straight-line and accelerated methods. The assets are depreciated and amortized over periods ranging from three to seven years.

       Organization Costs

       Organization costs, such as legal fees and incorporation costs, are capitalized and amortized over five years.

       Loan Fees

       Loan fees are capitalized using the straight-line amortization method over the life of the loan.

       Investment In Common Stock

       The Company acquired a 29% interest in Cadkey, Inc. in December 1994. The Company accounts for this investment using the cost method. The resulting goodwill is being amortized straight-line over 7 years.

       The Company's policy for making on-going determinations of the net realizable value for the investment in Cadkey, Inc. includes receiving quarterly unaudited financial statements and annual audited financial statements that management uses as an integral part of its on-going assessment. Management also conducts an on-going review of readily available industry statistics and compares these results to the investee company's results to assess the investee company's operating performance relative to other industry participants and to assess the on-going prospects for the investee company's industry as a whole.


- ------------------------------------------------------------------------------
                                                                        Page 8

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       Note Receivable - Cadkey, Inc.

       The Company's policy for making on-going determinations of the net realizable value of the note receivable from Cadkey, Inc. is not only to review the overall performance of Cadkey, Inc. as discussed within the Investment in Common Stock footnote, but also to closely monitor the note repayment schedule agreed to by Cadkey, Inc. in order to assess the continuing likelihood of repayment and the on-going net realizable value of the Cadkey, Inc. note. The carrying value of the note receivable has been reduced by 50%, as a result of the discounting of the value of the shares exchanged to acquire the note receivable because of the restricted nature and the limited market of those common shares (Note 16).

       Goodwill

       The goodwill resulting from the purchase of 80% ownership in Atlantic Systems, Inc. and Elite Computer Services, Inc. (Note
       16) is being amortized over 10 years.

       The Company's policy for making on-going determinations of the net realizable value of the goodwill is to monitor the net income of Atlantic Systems, Inc. and Elite Computer Services, Inc. and to determine if the expected income levels over the remainder of the 10 year amortization period would exceed the carrying value of the goodwill. If impairment of the goodwill appears likely, a reduction in the carrying value would be recorded at that time.

       Purchased Computer Software

       Purchased computer software is stated at cost less accumulated
       amortization.   The purchased computer software is at the
       stage of technological feasibility which is considered to have occurred when a product design and working model of the software product have been completed and the completeness of the working model and its consistency with the product design have been confirmed by testing. Amortization is computed over the greater of current revenues divided by the total of expected revenues or straight-line over the number of years of expected revenue. The straight-line life is determined to be 5 years. The Databoss computer software purchased by Tech Tools, Inc. in November 1994 (Note 17) has been amortized beginning in July 1995 when it was available for release to customers. Amortization began for the software acquired from Baler Software Corporation in August 1995 at the date of its acquisition (Note 16).


- ------------------------------------------------------------------------------
                                                                        Page 9

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       Revenue Recognition

       For programming, consulting and software licensing services, the Company recognizes revenue based on the percent complete for fixed fee contracts, with the percent complete being calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours or based upon the completion of specific task orders.
       It is the Company's policy to record contract losses in their entirety in the period in which such losses are foreseeable. For non fixed fee jobs, the revenue is recognized based on the actual direct labor hours in the job times the standard billing rate and adjusted to realizable value if necessary.
        For product sales, the Company recognizes revenue upon shipment. There are no significant post contract support obligations at the time of revenue recognition. The Company's accounting policy regarding vendor and post-contract support obligations is according to the customers contract, billable upon the occurrence of the post-sale support.

       The Company does not experience many product returns, and therefore, Company management is of the opinion that no allowance for sales returns is necessary. The Company has no obligation for warranties on hardware sales, because the warranty is given by the manufacturer. The Company does not offer a warranty policy for their services to customers.

       Proprietary Software In Development

       In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company has capitalized certain computer software development costs upon the establishment of technological feasibility. Technological feasibility is considered to have occurred upon completion of a detailed program design which has been confirmed by documenting and tracing the detail program design to product specifications and has been reviewed for high-risk development issues, or to the extent a detailed program design is not pursued, upon completion of a working model that has been confirmed by testing to be consistent with the product design. Amortization of computer software costs is provided based on the greater of the ratios that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or the straight-line method over the estimated useful life of the product. No amortization was charged against revenue during the year ended December 31, 1995. Amortization will begin in 1996 when the products are ready for release to the general public.


- ------------------------------------------------------------------------------
                                                                       Page 10

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



       Net Income (Loss) Per Common Share

       Net income (loss) per common share is computed based on the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of convertible preferred stock and common stock issuable upon exercise of stock options and warrants (using the treasury stock method). Under the rules of the Securities and Exchange Commission, common stock issued by the Company during the 12-month period prior to the initial public offering and stock options granted during the same period, that had an exercise price that was less then the IPO price, have been included in the calculation of common and common equivalent shares using the treasury stock method as if they were outstanding for all applicable periods (pre IPO period only).

       Income Taxes

       Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of goodwill, investment in 29% owned company, equipment and leasehold improvements, and net operating loss carryforwards for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

       The Company and its subsidiaries file consolidated tax returns. Income taxes are paid by the parent company and allocated to each subsidiary through intercompany charges.


2.     Operations

       Applied Cellular Technology, Inc. was incorporated in May 1993 under its former name, Great Bay Acquisition Company. On May 21, 1993, Great Bay Acquisition Company acquired the assets of Axcom Computer Consultants, Inc. Effective September 1993, Great Bay Acquisition Company changed its name to Axcom Information Technology, Inc. and became the sole subsidiary of Great Bay Technology Group, Inc. Effective March 1994, Axcom Information Technology, Inc. changed its name to Applied Cellular Technology, Inc. The Company is a software development and services company and has applied technologies in tailored solutions for a number of major American corporations. The Company's market is primarily retail, manufacturing and distribution firms and its operations are conducted from the home office in Missouri, with customers throughout the United States.


- ------------------------------------------------------------------------------
                                                                       Page 11

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



       In November 1994, the Company formed a subsidiary, Kedwell International, Inc. by issuing 180,000 shares at $1.25 of its $.001 par value common stock. The subsidiary purchased software in exchange for its 180,000 shares of Applied Cellular Technology's common stock valued at $1.25 per share and for the issuance of 120,000 warrants at no value as described in Note 17. Effective April 1995, Kedwell International, Inc. changed its name to Tech Tools, Inc. Tech Tools, Inc. is a software development and services company. The Company's office is located in New Hampshire, with customers throughout the United States.

       During 1994, the Company acquired 570,712 shares of Cadkey, Inc., a software technology company, in exchange for 456,570 shares of its $.001 par value common stock valued at $1.25 per share, resulting in a 29% investment in this company.

       During April 1995, the Company formed a subsidiary, ACT
       Financial Corp.

       In August 1995, Tech Tools, Inc. purchased software and certain other related assets and liabilities of Baler Software Corporation in exchange for the issuance of 113,009 shares of common stock of Applied Cellular Technology, Inc.

       Additionally, in August 1995, the Company issued 124,066 shares of its common stock in exchange for an 80% investment in Atlantic Systems, Inc., a software support company mainly for the liquor industry, with customers throughout the United States.

       In September 1995, the Company issued 102,160 shares of its common stock in exchange for an 80% investment in Elite
       Computer Services, Inc., a distributor of computer parts, with customers throughout the United States.

       The acquisitions of Atlantic Systems, Inc. and Elite Computer Services, Inc. have been accounted for using the purchase method. The results of operations of the acquired companies are included in the accompanying financial statements since the dates of acquisition.


3.     Note Receivable - Officer

       The note is unsecured, bears interest at the prime lending rate and is due on demand.


- ------------------------------------------------------------------------------
                                                                       Page 12

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


4.     Note Receivable - Cadkey, Inc.

       The note is unsecured and bears interest at 10.5%. Principal and interest payments of $20,483 are due monthly, with the final payment due October 1, 1999.

       The note is valued as follows:

          Shares issued (200,000 x $5.00)                              $ 1,000,000
          50% discount given to shares issued (Note 16)                   (500,000)
                                                                    ----------------
          Original carrying value of the note receivable                   500,000
          50% of principal payments received                               120,316
                                                                    ----------------
          Balance at December 31, 1995                                     379,684
          Current portion                                                  (87,057)
                                                                    ----------------
          Long-term portion                                            $   292,627
                                                                    ================

       The 200,000 shares of stock issued were restricted as to voting rights.

       Due to the 50% reduction in the face value of the note, as payments are received, 50% of the amounts are credited to the note receivable and the remaining 50% to paid-in capital.


5.     Equipment And Leasehold Improvements

       Equipment and leasehold improvements consist of:

          Furniture, fixtures and equipment                  $ 180,630
          Computer equipment                                    66,909
          Leased vehicles                                      113,210
          Leasehold improvements                                 1,087
                                                          --------------
                                                               361,836
          Less:  Accumulated depreciation and
            amortization                                       223,347
                                                          --------------
                                                             $ 138,489
                                                          ==============

       Included above are vehicles acquired under capital lease obligations in the amount of $113,210. Related accumulated depreciation amounted to $42,777 at December 31, 1995.

       Depreciation and amortization charged against income amounted to $7,718 and $27,613 for the years ended December 31, 1994 and 1995, respectively.


- ------------------------------------------------------------------------------
                                                                       Page 13

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



6.     Investment In Cadkey, Inc. Common Stock

       Investment in Cadkey, Inc. common stock consists of:

          Original investment:
          Investment in Cadkey, Inc. common stock                        $ 500,025
          Goodwill                                                          70,688
                                                                     ---------------
                                                                           570,713
          Additional costs of acquisition                                    6,686
                                                                     ---------------
                                                                           577,399
          Less:  Accumulated amortization of goodwill                       11,986
                                                                     ---------------
                                                                         $ 565,413
                                                                     ===============

       Amortization charged against income amounted to $11,986 for the year ended December 31, 1995.

       The original investment was calculated as follows:

          Shares issued (456,670 x $2.50)                              $ 1,141,425
          50% discount given to shares issued (Note 16)                   (570,712)
                                                                     ---------------
                                                                       $   570,713
                                                                     ===============

7.     Goodwill

       Goodwill consists of:

          Shares issued in the Atlantic Systems, Inc.
            80% purchase (124,066 x $5.50)                              $  682,363
          Shares issued in the Elite Computer Services, Inc.
            80% purchase (102,160 x $8.94)                                 913,310
          50% discount given to shares issued (Note 16)                   (797,836)
                                                                     ---------------
          Net value of shares issued                                       797,837
          Additional costs of acquisitions                                 173,682
          80% of net book value of companies acquired                      (26,825)
          Accumulated amortization                                         (38,068)
                                                                     ---------------
          Carrying value                                                $  906,626
                                                                     ===============

       Amortization expense amounted to $38,068 for the year ended December 31, 1995.


- ------------------------------------------------------------------------------
                                                                       Page 14

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



8.     Purchased Computer Software

       Purchased computer software consists of:

          Shares issued in the purchase of the Baler
            Software Corporation net assets
            (113,009 x $5.125)                                          $  579,171
          Shares issued in the purchase of the Databoss
            software (180,000 x $2.50)                                     450,000
          Warrants issued in the purchase of the Databoss
            software (120,000 x $1.50)                                     180,000
          50% discount given to the shares issued
            (Note 16)                                                     (514,586)
          100% discount given to the warrants issued
            (Note 16)                                                     (180,000)
                                                                     ---------------
          Net value of shares issued                                       514,585
          Additional costs of acquisitions                                 217,500
          Accumulated amortization                                         (64,642)
                                                                     ---------------
          Carrying value                                                 $ 667,443
                                                                     ===============

       Amortization expense amounted to $64,642 for the year ended December 31, 1995.

       The additional costs of acquisitions include any cash payments according to the acquisition agreements plus costs for investment banking services, legal services and accounting services, that were essential costs in acquiring these assets.

9.     Line Of Credit

       Elite Computer Services, Inc. has a $100,000 line of credit with a bank. The credit line is secured by accounts receivable and inventories and bears interest at the prime rate plus 2%. Borrowings are due on demand. The line of credit was paid and terminated in February 1996.

       Interest expense on the above debt amounted to $2,309 in 1994 and $9,350 in 1995.

       The weighted average dollar amount of borrowings for the year ended December 31, 1995 was $79,979. The weighted average interest rate paid was 9% for the year ended December 31, 1995.


- ------------------------------------------------------------------------------
                                                                       Page 15

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


10.    Notes Payable - Officers

       The notes are non-interest bearing, unsecured and are due on demand. Imputed interest has been recorded at a market rate of 7%.


11.    Capital Lease Obligations

       At December 31, 1995, future payments for capital lease obligations are as follows:

          YEAR                                                  AMOUNT
          --------------------------------------------------------------
          1996                                                $ 28,337
          1997                                                  15,750
          1998                                                   8,489
          --------------------------------------------------------------
          Total minimum lease payments                          52,576
          Less:  Amount representing interest                    9,965
          --------------------------------------------------------------
          Capital Lease Obligation                              42,611
          Less: current maturities                              23,360
          --------------------------------------------------------------
          Long-term Capital Lease Obligation                  $ 19,251
          ==============================================================

       Interest expense on the capital leases amounted to $5,800 in 1995.

12.    Fair Value Of Financial Instruments

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

       Cash And Cash Equivalents

       The carrying amount approximates fair value because of the short maturity of those instruments.

       Accounts Receivable

       The carrying amounts approximate fair value.

       Note Receivable - Officer

       The carrying amount approximates fair value because the stated interest rate fluctuates with market rates.

       Note Receivable - Cadkey, Inc.


- ------------------------------------------------------------------------------
                                                                       Page 16

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       The carrying value of the note approximates fair value because the interest rate of the note approximates the current rate that the Company could receive on a similar note, and also because this agreement was renegotiated in the current year.

       Note Payable - Line Of Credit

       The carrying amount approximates fair value because the stated interest rate fluctuates with current market rates.

       Notes Payable - Officers

       The carrying amount approximates fair value as the interest being charged is at a current market rate.

       Accounts Payable

       The carrying amount approximates fair value.

       Estimated fair values of the Company's financial instruments, all of which are held for nontrading purposes, are as follows:

                                                                  1995
                                                      ---------------------------
                                                           CARRYING      FAIR
                                                            AMOUNT       VALUE
                                                      ---------------------------
       Cash and cash equivalents                          $ 125,469   $ 125,469
       Accounts receivable                                  522,548     522,548
       Note receivable - officer                             12,982      12,982
       Note receivable - Cadkey, Inc.                       379,684     379,684
       Note payable - line of credit                        (29,999)    (29,999)
       Accounts payable                                    (564,692)   (564,692)
       Notes payable - officers                            (280,095)   (280,095)

       The estimated fair value amounts presented herein have been determined using available market information and appropriate valuation methodologies and are not necessarily indicative of the amount the Company could realize in a current market exchange.


- ------------------------------------------------------------------------------
                                                                       Page 17

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


13.    Income Taxes

       The Company has computed its income tax provision in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS109"), which was effective for 1993 and years thereafter.

       The provision for income taxes includes current taxes and deferred taxes computed on the temporary differences in the basis of certain assets and liabilities between financial statement and income tax reporting purposes. The principal source of deferred income taxes as of December 31, 1995 consists of differences in the basis of goodwill and an investment in a 29%-owned company.

       The provision for income taxes consists of:

                                                               1994        1995
                                                      ---------------------------
       Current taxes at statutory rates                      $   --   $  80,000
       Current taxes covered by net
         operating loss carryforward                             --     (80,000)
       --------------------------------------------------------------------------
       Current income tax provision                              --          --
       Deferred income taxes                                     --          --
       --------------------------------------------------------------------------
                                                             $   --   $      --
       ==========================================================================

       The components of the deferred tax asset (liability), at December 31, 1995 are as follows:

       DEFERRED TAX ASSET (LIABILITY)
         Goodwill basis difference                          $  28,000
         Cadkey, Inc. investment basis difference             (23,000)
         Equipment and leasehold improvements
           basis differences                                   (5,000)
         Net operating loss carryforward                       30,000
         Valuation allowance                                  (30,000)
                                                        ---------------
       NET DEFERRED TAX ASSET                               $      --
                                                        ===============

       SFAS109 requires a valuation allowance be recorded when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." At December 31, 1995, the Company has elected to record a valuation allowance of $30,000 to offset the deferred tax asset.


- ------------------------------------------------------------------------------
                                                                       Page 18

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       The reconciliation of the effective tax rate with the statutory federal income tax rate is as follows:

                                                                         1994                 1995
                                                                     -------------------------------
                                                                            %                    %
                                                                     -------------------------------
          Statutory rate                                                   --                   32
          Surtax exemptions                                                --                  (10)
          State income taxes                                               --                    4
                                                                     -------------------------------
                                                                           --                   26
                                                                     ===============================

       Under the carryforward provisions of the Internal Revenue
       Code and applicable state income tax law, the Company has available for future periods the following carryforwards:

                                                        YEAR             YEAR OF
                                                    INCURRED          EXPIRATION              AMOUNT
                                                 -----------------------------------------------------
          Net operating loss                            1994                2009            $ 95,000
                                                                                         =============

14.    Commitments

       The Company was obligated to pay a royalty to Axon Investments, Inc., formerly Axcom Computer Consultants, Inc., in the amount of 2% of gross collected revenues for 120 months beginning July 1, 1993. This royalty agreement was terminated in July 1995. Royalty expense amounted to $7,099 in 1994 and $4,176 in 1995.

       The Company has contracted with a registered broker-dealer to receive financial consulting and investment banking services through September 1996. The Company must pay the broker-dealer $5,000 each month in the form of cash or in the form of shares of capital stock.


- ------------------------------------------------------------------------------
                                                                       Page 19

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       Applied Cellular Technology, Inc. is obligated under a one-year lease for its office space, expiring June 1996. Tech Tools, Inc. is obligated under a one-year lease for its office space, expiring April 1996. Elite Computer Services, Inc. is obligated under a five-year lease for its office space, expiring May 1996. Atlantic Systems, Inc. is obligated under a three-year lease for its office space, expiring December 1998. Total lease commitments are summarized as follows:

                        YEAR                     AMOUNT
                        ---------------------------------
                        1996                  $  68,305
                        1997                     34,800
                        1998                     36,000
                        ---------------------------------
                                              $ 139,105
                        =================================

       Rent expense amounted to $16,047 and $49,375 for the years ended December 31, 1994 and 1995, respectively.

       In September 1995, the Company entered into two employment contracts with officers of Elite Computer Services, Inc.
       which call for services to be provided for a period of two years, and total annual salaries of $180,000.


15.    Profit Sharing Plan

       Elite Computer Services, Inc. has a qualified, noncontributory 401(k) plan for all eligible employees.
       The Company contributes, at its discretion, up to 15% of the participant's annual compensation. Profit sharing expense amounted to $4,659 in 1995.

       Atlantic Systems, Inc. has a qualified, noncontributory
       401(k) plan for all eligible employees. The amount of the employer contribution is determined annually by the employer at its discretion. There was no employer contribution in 1995.


- ------------------------------------------------------------------------------
                                                                       Page 20

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


16.    Stockholders' Equity

       The Board of Directors approved a 420-for-1 stock split effective March 1994. The Board of Directors also approved an increase in the number of authorized shares of common stock to 10,000,000, with par value of .0024 per share, and authorized the issuance of 20,000 shares of redeemable preferred stock, par value $10 per share. In April 1994, the Articles of Incorporation were amended to change the par value to $.001 per common share. The preferred stock shares were to be redeemable by the Company at any time but were required to be redeemed by the Company at such time as it had received a cumulative total of $500,000 in funding or capitalization through private placement, warrant exercise, public offering or any other such means excluding lines of credit or revenue from sales and excluding funds received from the sale of said preferred stock.

       Subsequently the terms of the preferred stock were changed to five-year, noncumulative, 6% redeemable shares with the dividend and redemption solely at the option of the Board of Directors of Applied Cellular Technology, Inc.

       In March 1994, the Company received $200,000 from an investor for the preferred stock mentioned above.

       In 1995 the Company redeemed the preferred shares and issued 11,765 shares of common stock and paid the preferred shareholder $147,392.

       Effective March 1994, the Company authorized the issuance of common stock purchase warrants as follows: 200,000 A warrants exercisable at a rate of 1 warrant plus $4.75 to purchase one share of common stock and 200,000 B warrants exercisable at 1 warrant plus $20 to purchase one share of common stock and 45,000 class C warrants exercisable for a period of three years from the date of issuance at the rate of 1 warrant plus $1.50 for one share of common stock.
       Both the A & B purchase warrants are effective for a period of 4 years from the date of issuance and shall be callable with 30 days notice for a price of $.001 per warrant.

       The Company declared a dividend to the shareholders of record effective March 21, 1994. Said dividend was in the form of A and B common stock purchase warrants. The dividend was at a rate of one A and one B warrant for each .305 shares of common stock owned.

       The net loss per common share and all references to the number of shares of common stock have been restated to reflect the aforementioned stock split.


- ------------------------------------------------------------------------------
                                                                       Page 21

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       In March 1994, the Company entered into an agreement with Pratt, Wylce & Lords, Ltd. ("Pratt"), for services to be provided in connection with the registration (Note 19) and other consulting services. In March 1994, the Company issued 86,500 shares to Pratt. The shares were issued at the fair value as of the date of issuance in direct payment for services related to the registration. Consulting expense at December 31, 1994 related to the registration amounted to $129,750.

       In November 1994, 120,000 redeemable E warrants were issued as part of the acquisition of software by Tech Tools, Inc. No value was attributed to these warrants because the exercise price significantly exceeded the fair value of the underlying common shares. Each warrant can be exercised, at any time subsequent to Applied Cellular Technology's market price reaching $7.50 per share, to acquire one common share of Applied Cellular Technology, Inc. at the price of $5.00 per common share, or one redeemable class A convertible preferred share of Tech Tools, Inc. at the price of $5.00, or, if Tech Tools, Inc. becomes a public company, into an amount equal to 40% of its total outstanding common shares. Tech Tools, Inc.'s preferred stock pays a cumulative dividend, compounded annually, of 8% of the aggregate value of $600,000. The preferred stock has cash redemption rights five years after issuance at the option of the holder. The redemption price is $5.00 per preferred share. In August 1995, the Class E warrants were redeemed for 120,000 shares of Applied Cellular Technology, Inc.

       In December 1994, 300,000 class F warrants were authorized for issuance. The class F warrants shall be exercisable for a period of five years from the date of issuance and shall be exercisable at the rate of 1 warrant plus $2.50 for each common share.

       In March 1995, restricted common stock was issued to purchase a note receivable. The Company issued 200,000 common shares at a market price of $5.00 with a 50% discount, due to the limited market of the common shares, bringing the value down to $2.50 each. The stock was restricted as to voting rights until the bid price per share equaled or exceeded $7.50 for a period of 48 hours or more, which occurred in the third quarter of 1995. Due to this discount, 50% of all principal payments being received are recorded as additional paid-in capital. This amount for 1995 was $120,316.

       In August 1995, 350,000 class H warrants were authorized for issuance. The class H warrants shall be exercisable for a period of 5 years from the date of issuance and shall be exercisable at the rate of 1 warrant plus $4.75 for each common share.


- ------------------------------------------------------------------------------
                                                                       Page 22

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


       On August 4, 1995, the Company acquired software and related net assets of Baler Software Corporation (Baler) in exchange for the payment of debt of $14,000, the issuance of 88,009 shares of the Company's common stock, for full payment of $451,046 debt of Baler's secured creditors and the issuance of 25,000 shares of the Company's common stock to one of Baler's shareholders in payment for the acquired software and certain other assets and liabilities. The then current market trading value of $5.125 a share has been discounted by 50% due to limited market of the common shares, resulting in a value of $2.56 a share.

       On August 9, 1995, the Company issued 124,066 shares of its common stock in exchange for an 80% investment in Atlantic Systems, Inc. The then current market trading value of $5.50 a share has been discounted by 50% due to the limited market of the shares, resulting in a value of $2.75 a share.

       On September 6, 1995, the Company issued 102,160 shares of its common stock in exchange for an 80% investment in Elite Computer Services, Inc. The then current market trading value of $8.94 a share has been discounted by 50% due to the limited market of the shares, resulting in a value of $4.47 a share.


17.    Supplemental Cash Flow Information

       The Company had the following noncash investing and financing activities:

       During 1994, the subsidiary purchased software through the issuance of 180,000 shares of Applied Cellular Technology's common stock at $1.25 per share and the issuance of 120,000 warrants, carrying no value.

       During 1994, the Company acquired 570,712 shares of Cadkey, Inc. in exchange for 456,570 shares of its common stock at $1.25 a share, resulting in a 29% investment in this company. The investment of $570,713 included approximately $71,000 of goodwill which is being amortized over 7 years.

       Also during 1994, the Company financed a lease for a vehicle in the amount of $14,424.

       In March 1995, the Company acquired a note receivable from Cadkey, Inc. in exchange for the issuance of 200,000 restricted shares of its common stock valued at $2.50 each.


- ------------------------------------------------------------------------------
                                                                       Page 23

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



       In August 1995, the Company acquired software and related assets from Baler Software Corporation in exchange for the issuance of 113,009 shares of its common stock at $2.56 per share.

       In August 1995, the Company issued 124,066 shares of its common stock at $2.75 per share in exchange for an 80% investment in Atlantic Systems, Inc. The related goodwill of approximately $442,000 is being amortized over 10 years.

       In September 1995, the Company issued 102,160 shares of its common stock at $4.47 per share in exchange for an 80% investment in Elite Computer Services, Inc. The related goodwill of approximately $503,000 is being amortized over 10 years.

       In October 1995, the Company entered into two capital leases for vehicles in the amount of $24,420.


18.    Stock Registration

       During 1994, the Company completed a registration regarding distribution of its shares of common stock to shareholders of Pratt, Wylce & Lords, Ltd., a consultant to the Company. Additionally, the Company registered on behalf of the selling shareholders 192,851 shares of common stock, 200,000 class A warrants, 200,000 class B warrants and 45,000 class C warrants. The class A warrants are exercisable into one common share at the purchase price of $4.75 and the class B warrants are exercisable into one common share at the purchase price of $20. The class A and class B warrants shall be effective for a period of four years from the date of issuance and shall be redeemable by the Company at $.001 per class A or class B warrant upon thirty day's notice. The class C warrants were to be exercisable for a period of three years from the date of issuance at the rate of one warrant plus $1.50 for one share of common stock. The class C warrants were exercised in December 1994 for $67,500.

       In connection with this registration, the Company incurred
       $249,722 in stock registration costs for the year ended
       December 31, 1994.

       The Company is in the process of registering on Form SB-2, 1,000,000 shares of common stock, 300,000 common shares to be issued upon exercise of the class F warrants, and 1,459,301 common shares being registered on behalf of the selling security holders.


- ------------------------------------------------------------------------------
                                                                       Page 24

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


19.    Related Party Transactions

       For services rendered in connection with the three acquisitions which took place in the third quarter of 1995, the Company paid a shareholder, Great Bay Technology Group, Inc., $50,000 for each acquisition for investment banking services. These payments were included in the total cost of assets purchased and therefore amortized over the life of the related assets. In the fourth quarter of 1995, the Company paid a shareholder, Great Bay Technology Group, Inc., $76,500 for investment banking services provided for the acquisitions noted in the subsequent events. These costs will be capitalized as a direct acquisition cost of the related assets and amortized over the life of the asset beginning in 1996.

20.    Subsequent Events

       In January 1996, the Board of Directors authorized the issuance of 450,000 class I warrants to certain shareholders and officers. The warrants will be exercisable for a period of five years from the date of issuance at the rate of one warrant plus $2.87.

       In February 1996, Atlantic Systems, Inc. purchased a liquor store software package (with exclusive rights to sell and support the software, hardware and software support contracts with current customers) and certain equipment from Quality Solutions, Inc., in consideration for cash of $40,784 and 33,494 shares of common stock of Applied Cellular Technology, Inc., at $5.50 per share, the then current market trading price. This value has been discounted 50% due to the limited market of the shares, resulting in a value of $2.75 a share, for a total value of $92,109. Also in February 1996, the Company entered into an employment contract with an officer of Quality Solutions, Inc. for a period of three years with an annual salary of $60,000, and an additional bonus based on 10% of gross profit of all sales closed during the fiscal year to be paid in the form of common shares of the Corporation. Upon issuance of these shares, officer's compensation expense will be recorded based on the number of shares issued times the market price of the shares. An additional bonus may be earned in the first year of service, on sales from $200,000 to $450,000, with a maximum amount being paid of $25,000.

       In February 1996, the Company entered into two employment contracts with officers of Atlantic Systems, Inc. which call for services to be provided for a period of three years, at annual salaries of $50,000 for each officer with an additional bonus based on 25% of quarterly earnings before income taxes in excess of $58,400 not to exceed $50,000 to each officer.


- ------------------------------------------------------------------------------
                                                                       Page 25

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)

       In March 1996, the Company entered into an agreement, pending final shareholder approval of the Company for the authorization of the redeemable preferred shares, to purchase 80% of Burling Instruments, Inc., in exchange for 9,000 shares of 8% redeemable preferred stock at $100 per share of Applied Cellular Technology, Inc. for a total value of $900,000.
       The Company will also pay cash of $57,600. The approval of the redeemable preferred shares is probable, due to the fact that the majority ownership shareholders have been involved with the acquisition negotiations, and are in favor of the transaction.

       If and to the extent the Redeemable Preferred shares have not been converted to Common Stock by the second anniversary of the initial issuance of the shares, the Company shall redeem the redeemable preferred shares by paying $100 per share. Each holder of the redeemable preferred shares may convert their redeemable preferred shares into Common Stock at a rate of $5.75 per $100 of redeemable preferred stock, for two years from the issuance date.

21.    Restatement

       The Company has restated its balance sheet at December 31, 1994 to reflect the adjustment of the acquisition price of computer software acquired by Tech Tools, Inc. in exchange for 180,000 shares of its common stock and for the issuance of 120,000 warrants. In addition, the Company has adjusted the value of the acquisition of its 29% investment in Cadkey, Inc. obtained through issuance of 456,570 shares of common stock.

       The shares and warrants in connection with these acquisitions were originally valued at $5 each resulting in recorded acquisition amounts of $2,282,850 for Cadkey, Inc. and $1,500,000 for the purchased software (Databoss). In light of prevailing market values of $2.50 to $2.75 per share during the fourth quarter of 1994 and with consideration of a 50% discount due to the limited market which existed for the shares at that date, the Company has restated the valuation to $1.25 per share. No value was given to the warrants because the exercise price exceeded the $1.25 value.

       The restatement results in a reduction of the purchase price of the computer software by $1,275,000 to $225,000 and the investment in Cadkey, Inc. by $1,712,137 to $570,713 with corresponding reduction in additional paid-in capital totalling $2,987,137. There was no effect of this restatement on operations for the year ended December 31, 1994.


- ------------------------------------------------------------------------------
                                                                       Page 26

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)

       The Company has restated its balance sheet and income statement for the year ended December 31, 1995 to reflect the recording of the investment in Cadkey, Inc. on the cost method, instead of as previously shown under the equity method. The Company does not currently, and has not since early in 1995, exercised significant influence over Cadkey, Inc. and therefore should not be recorded under the equity method.

       There was no effect on the beginning retained earnings, as of December 31, 1994, as there was no equity picked up within that year.

       The effect of this change was to reduce net income for the year ended December 31, 1995 by $86,668, which reduced the net income per common share by $.05 per share, from $.14 to $.09 per share.

22.    Proforma Information (Unaudited)

       The following pro forma consolidated statement of operations of Applied Cellular Technology, Inc. and subsidiaries for the year ended December 31, 1995 gives effect to the acquisitions of Atlantic Systems, Inc., Elite Computer Services, Inc., and the probable acquisition of Burling Instruments, Inc. as though they were effective at January 1, 1995. The statement gives effect to the acquisitions under the purchase method of accounting and the assumptions in the accompanying notes to the pro forma financial statements.

       In August 1995, the Company issued 124,066 shares of common stock at $2.75 per share (which was the prevailing market price at the time of the acquisition, net of a discount of 50% due to the limited market for the shares) for a total of $341,182, in exchange for an 80% investment in Atlantic Systems, Inc. The resulting goodwill of $442,000 is being amortized over 10 years. Other acquisition costs for this transaction have also been capitalized in the amount of $117,523.

       In September 1995, the Company issued 102,160 shares of its common stock at $4.47 per share (which was the prevailing market price at the time of the acquisition, net of a discount of 50% due to the limited market for the shares) for a total of $456,655, in exchange for an 80% investment in Elite Computer Services, Inc. The resulting goodwill of $502,625 is being amortized over 10 years. Other acquisition costs for this transaction have also been capitalized in the amount of $56,159.


- ------------------------------------------------------------------------------
                                                                       Page 27

APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)

       In March 1996, the Company entered into an agreement, pending final shareholder approval of the Company for the authorization of the redeemable preferred shares, to purchase 80% of Burling Instruments, Inc., in exchange for 9,000 shares of 8% redeemable preferred stock at $100 per share of Applied Cellular Technology, Inc. for a total value of $900,000.
       The Company will also pay cash of $57,600. The approval of the redeemable preferred shares is probable, due to the fact that the majority ownership shareholders have been involved with the acquisition negotiations, and are in favor of the transaction.

       If and to the extent the Redeemable Preferred shares have not been converted to Common Stock by the second anniversary of the initial issuance of the shares, the Company shall redeem the redeemable preferred shares by paying $100 per share. Each holder of the redeemable preferred shares may convert their redeemable preferred shares into Common Stock at a rate of $5.75 per $100 of redeemable preferred stock, for two years from the issuance date.

       The pro forma statement may not be indicative of the results that would have actually occurred if the acquisitions had been effective on the dates indicated or of the results that may be obtained in the future. The pro forma statement should be read in conjunction with the financial statements and notes thereto of the Company.

                                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 (UNAUDITED)

                                                                  PRO FORMA ADJUSTMENTS
                                                 -----------------------------------------------------
                                                                      ELITE        BURLING
                                                    ATLANTIC       COMPUTER    INSTRUMENTS                     PRO FORMA
                                     AS REPORTED     SYSTEMS       SERVICES           INC.                  DECEMBER 31,
                                    DECEMBER 31,        INC.           INC.    (UNAUDITED)                          1995
                                            1995        <F1>           <F2>           <F3>                   (UNAUDITED)
                                  ----------------------------------------------------------------------------------------
Revenues                             $ 2,335,999   $ 649,932    $ 1,255,125    $ 1,707,868                   $ 5,948,924
Direct costs                           1,186,213     237,298        562,417      1,021,120                     3,007,048
- --------------------------------------------------------------------------------------------------------------------------
Gross profit                           1,149,786     412,634        692,708        686,748          --         2,941,876
Operating expenses                       981,212     419,768        637,821        653,694     109,688<F4>     2,802,183
- --------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                  168,574      (7,134)        54,887         33,054    (109,688)          139,693
Amortization of Cadkey, Inc.
  Goodwill                               (11,986)         --             --             --          --           (11,986)
Interest income                           74,899          --             --            511          --            75,410
Interest expense                         (15,150)         --         (1,417)       (10,681)         --           (27,248)
Minority interest                        (48,963)         --             --             --     (13,829)<F5>      (62,792)
Provision for income tax                      --          --             --            (74)    (21,400)<F6>      (21,474)
- --------------------------------------------------------------------------------------------------------------------------
Net income (loss)                        167,374      (7,134)        53,470         22,810    (144,917)           91,603
Dividends                                     --          --             --             --     (72,000)<F7>      (72,000)
- --------------------------------------------------------------------------------------------------------------------------
Net income (loss)
  applicable to common
  shareholders                       $   167,374   $  (7,134)   $    53,470    $    22,810  $ (216,917)      $    19,603
==========================================================================================================================
Net Income (Loss) Per Common Share        $ 0.09                                                                  $ 0.01
==========================================================================================================================
Weighted Average Number Of
  Common Shares Outstanding            1,792,939                                                               1,898,940
==========================================================================================================================



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                                                                       Page 28







APPLIED CELLULAR TECHNOLOGY, INC. AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


            The Pro Forma Consolidated Statement of Operations gives effect to the following pro forma adjustments:

      <F1>   Represents the results of operations of Atlantic Systems,
             Inc. for the period January 1, 1995 through July 31, 1995 that would have been consolidated with the Company had the acquisition taken place on January 1, 1995.

      <F2>   Represents the results of operations of Elite Computer
             Services, Inc. for the period January 1, 1995 through August 31, 1995, that would have been consolidated with the Company had the acquisition taken place on January 1, 1995.


      <F3>   Represents the results of operations of Burling
             Instruments, Inc. for the fiscal year beginning March 1, 1995 and ended February 29, 1996 (within two months of December 31, 1995) that would have been consolidated with the Company if the acquisition would have taken place on January 1, 1995.

      <F4>   Represents the amortization expense for the goodwill on
             Burling Instruments, Inc. acquisition in the amount of $49,580 ($495,796 divided by 10 years). Also represents the additional amortization expense for the goodwill of Atlantic Systems, Inc. and Elite Computer Services, Inc. in the amounts of $24,731 and $35,377, respectively.

      <F5>   Represents the minority interest in the earnings of
             Burling Instruments, Inc. for the year ended December 31, 1995 of $4,562. Also represents the additional minority interest for Atlantic Systems, Inc. of $(1,427) and for Elite Computer Services, Inc. of $10,694 respectively, for the periods from January 1, 1995 to the actual dates of acquisition.

      <F6>   Represents the additional provision for income taxes
             due to the taxable income of Elite Computer Services, Inc.

      <F7>   Represents the payment of $72,000 of dividends on the 8%
             redeemable preferred shares issued in the Burling Instruments, Inc. acquisition.


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